EX-2.1





                           ASSET PURCHASE AGREEMENT

                                 by and among


                             QUADRAMED CORPORATION

                                      and

                        QUADRAMED OPERATING CORPORATION

                                  as Seller,

                                      and

                        OAO TECHNOLOGY SOLUTIONS, INC.

                                      and

                              OAO TRANSITION, LLC

                                 as Purchaser


                          Dated as of August 16, 2000

                               TABLE OF CONTENTS

                                                                                                                        Page
ARTICLE I CERTAIN DEFINITIONS.......................................................................................     1

      Section 1.1     Definitions...................................................................................     1
                      -----------
ARTICLE II SALE AND PURCHASE OF ASSETS..............................................................................     7

      Section 2.1     Transfer of Assets............................................................................     7
                      ------------------
      Section 2.2     Assignment of Conveyed Assets.................................................................     8
                      -----------------------------
      Section 2.3     Excluded Assets...............................................................................     8
                      ---------------
      Section 2.4     Assumption of Assumed Liabilities and Assumed Contracts.......................................     9
                      -------------------------------------------------------
      Section 2.5     Purchase Price................................................................................    11
                      --------------
      Section 2.6     Earn-Out Payment Calculation..................................................................    11
      Section 2.7     Closing.......................................................................................    16
                      -------
      Section 2.8     Allocation of Purchase Price..................................................................    16
                      ----------------------------
      Section 2.9     Deferred Revenue..............................................................................    17
      -----------     ----------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER................................................................    17

      Section 3.1     Organization..................................................................................    17
                      ------------
      Section 3.2     Authority Relative to this Agreement..........................................................    17
                      ------------------------------------
      Section 3.3     Consents and Approvals; No Violations.........................................................    17
                      -------------------------------------
      Section 3.4     Financial Statements..........................................................................    18
                      --------------------
      Section 3.5     Absence of Certain Changes....................................................................    18
                      --------------------------
      Section 3.6     Title to Assets...............................................................................    19
                      ---------------
      Section 3.7     Intellectual Property.........................................................................    19
      -----------     ---------------------
      Section 3.8     Material Contracts............................................................................    20
      -----------     ------------------
      Section 3.9     Compliance with Law...........................................................................    21
                      -------------------
      Section 3.10    Litigation....................................................................................    21
                      ----------
      Section 3.11    Real Property.................................................................................    22
                      -------------
      Section 3.12    Employees and Independent Contractors.........................................................    22
                      -------------------------------------
      Section 3.13    Employee Benefit Plans........................................................................    22
      ------------    ----------------------
      Section 3.14    Brokers or Finders............................................................................    23
                      ------------------
      Section 3.15    Environmental Matters.........................................................................    23
      ------------    ---------------------
      Section 3.16    Customers.....................................................................................    23
      ------------    ---------
      Section 3.17    Suppliers.....................................................................................    23
      ------------    ---------
      Section 3.18    Licenses and Permits..........................................................................    23
      ------------    --------------------
      Section 3.19    Tax Liens.....................................................................................    24
      ------------    ---------
      Section 3.20    Product Warranties............................................................................    24
      ------------    ------------------
      Section 3.21    Guaranties....................................................................................    24
      ------------    ----------
      Section 3.22    Accounts Receivable...........................................................................    24
      ------------    -------------------
      Section 3.23    Accounts Payable..............................................................................    24
      ------------    ----------------
      Section 3.24    Affiliate Transactions........................................................................    24
      ------------    ----------------------
      Section 3.25    Products Liability............................................................................    24
      ------------    ------------------
      Section 3.26    No Other Representations or Warranties........................................................    24
                      --------------------------------------
      Section 3.27    Software......................................................................................    24
      ------------    --------
      Section 3.28    Undisclosed Liabilities.......................................................................    25
      ------------    -----------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................................    26

      Section 4.1     Organization..................................................................................    26
                      ------------
      Section 4.2     Authority Relative to this Agreement..........................................................    26
                      ------------------------------------

      Section 4.3     Consents and Approvals; No Violations.........................................................    26
                      -------------------------------------
      Section 4.4     No Proceedings................................................................................    26
                      --------------
      Section 4.5     Financing.....................................................................................    27
                      ---------
      Section 4.6     Brokers or Finders............................................................................    27
                      ------------------
      Section 4.7     No Other Representations or Warranties........................................................    27
                      --------------------------------------
      Section 4.8     Investigation by Purchaser....................................................................    27
                      --------------------------

ARTICLE V COVENANTS.................................................................................................    27

      Section 5.1     Conduct of the Business.......................................................................    27
                      -----------------------
      Section 5.2     Access to Information; Confidentiality........................................................    28
                      --------------------------------------
      Section 5.3     Best Efforts..................................................................................    29
                      ------------
      Section 5.4     Further Assurances............................................................................    29
                      ------------------
      Section 5.5     Transfer and Similar Taxes....................................................................    29
                      --------------------------
      Section 5.6     Publicity.....................................................................................    29
                      ---------
      Section 5.7     Supplemental Disclosure.......................................................................    30
                      -----------------------
      Section 5.8     Mail And Communications.......................................................................    30
                      -----------------------
      Section 5.9     Employees.....................................................................................    30
                      ---------
      Section 5.10    Transition Services...........................................................................    32
      ------------    -------------------
      Section 5.11    Non-Competition; Non-Solicitation.............................................................    34
      ------------    ---------------------------------
      Section 5.12    Collection of Receivables.....................................................................    35
      ------------    -------------------------
      Section 5.13    Financial Information.........................................................................    36
      ------------    ---------------------

ARTICLE VI CONDITIONS...............................................................................................    36

      Section 6.1     Conditions to Each Party's Obligations........................................................    36
                      --------------------------------------
      Section 6.2     Conditions to Obligations of Purchaser........................................................    37
                      -------------------------------------
      Section 6.3     Conditions to Obligations of Seller...........................................................    37
                      -----------------------------------

ARTICLE VII TERMINATION AND AMENDMENT...............................................................................    38

      Section 7.1     Termination...................................................................................    38
                      -----------
      Section 7.2     Effect of Termination.........................................................................    38
                      ---------------------
      Section 7.3     Amendment.....................................................................................    38
                      ---------
      Section 7.4     Extension; Waiver.............................................................................    38
                      -----------------

ARTICLE VIII SURVIVAL; INDEMNIFICATION..............................................................................    38

      Section 8.1     Survival Period...............................................................................    38
                      ---------------
      Section 8.2     Indemnification...............................................................................    39
                      ---------------
      Section 8.3     Limitation of Liability.......................................................................    39
                      -----------------------
      Section 8.4     Indemnification Procedures....................................................................    40
                      --------------------------
      Section 8.5     Other Matters.................................................................................    40
                      -------------
      Section 8.6     No Right to Set-Off...........................................................................    41
      -----------     -------------------
ARTICLE IX MISCELLANEOUS............................................................................................    41

      Section 9.1     Notices.......................................................................................    41
                      -------
      Section 9.2     Descriptive Headings..........................................................................    42
                      --------------------
      Section 9.3     Counterparts..................................................................................    42
                      ------------
      Section 9.4     Entire Agreement..............................................................................    42
                      ----------------
      Section 9.5     Fees and Expenses.............................................................................    42
                      -----------------
      Section 9.6     Governing Law.................................................................................    42
                      -------------
      Section 9.7     Specific Performance..........................................................................    43
                      --------------------
      Section 9.8     Assignment....................................................................................    43
                      ----------
      Section 9.9     Parties in Interest...........................................................................    43
                      -------------------
      Section 9.10    Knowledge.....................................................................................    43
                      ---------

      Section 9.11    Interpretation................................................................................  43
                      --------------
      Section 9.12    Severability..................................................................................  43
                      ------------
      Section 9.13    Payments......................................................................................  43
                      --------
      Section 9.14    Amendment.....................................................................................  43
      ------------    ---------
      Section 9.15    Gender........................................................................................  44
      ------------    ------
      Section 9.16    Delivery by Facsimile.........................................................................  44
      ------------    ---------------------

EXHIBITS

Exhibit A -   Instrument of Assumption of Assumed Liabilities
Exhibit B -   Bill of Sale and Assignment
Exhibit C -   List of EZ-CAP Customers


LIST OF SCHEDULES

Schedule 2.1(b)       Assumed Contracts
Schedule 2.1(c)       Tangible Personal Property
Schedule 2.1(d)       Software
Schedule 2.1(e)       Licensed Software
Schedule 2.1(i)       Off-Site Assets and Off-Site Employees
Schedule 2.3(i)       Security Deposits and Prepaid Rent
Schedule 2.3(j)       Excluded Employees and Assets of Excluded Employees
Schedule 2.6(a)(vii)          EZ-CAP Maintenance Customers as of August 1, 2001
Schedule 2.6(a)(xv)           Net Revenues
Schedule 2.6(a)(xix)          EZ-CAP Pipeline Customers
Schedule 2.7(d)       Net Cash Reconciliation
Schedule 2.8                  Section 1060 Allocation
Schedule 3.1                  Jurisdictions
Schedule 3.3(a)       Consents and Approvals; No Violations
Schedule 3.3(b)       Filings
Schedule 3.5                  Absence of Certain Changes
Schedule 3.6                  Leasehold and Personal Leased Property
Schedule 3.7(a)       Intellectual Property
Schedule 3.7(f)       Infringements
Schedule 3.7(g)       Use
Schedule 3.8(a)(i)            Material Contracts Full Force and Effect
Schedule 3.8(a)(ii)           Material Contracts Not Assignable
Schedule 3.8(b)       Consent for Assignment of Material Contracts
Schedule 3.8(c)       Breach or Cancellation of Material Contracts
Schedule 3.8(d)       Certain Contracts
Schedule 3.10                 Litigation
Schedule 3.12                 Employees and Independent Contractors
Schedule 3.16(a)      Customers
Schedule 3.16(b)      Terminated Customers
Schedule 3.17                 Suppliers
Schedule 3.18                 Licenses and Permits
Schedule 3.22                 Accounts Receivable
Schedule 3.24                 Affiliate Transactions
Schedule 3.27(b)      Software Developed by Employees
Schedule 3.27(c)      Software Owned by Seller
Schedule 3.27(d)      Source Code

Schedule 3.27(g)      Shareware, Open Source Code, Freeware
Schedule 5.1                  Conduct of Business
Schedule 5.9(a)       Employees
Schedule 5.10(b)      Transition Services
Schedule 5.10(k)      Purchaser Transition Services
Schedule 6.2(d)       Hired Employees
Schedule 6.2(e)       Consents
Schedule 9.10                 Knowledge

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 16th day of August, 2001, by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), QuadraMed Operating Corporation, a Delaware corporation ("QuadraMed Operating Corporation" and, together with QuadraMed, "Seller"), OAO Transition, LLC, a Delaware limited liability company ("OAO Transition") and OAO Technology Solutions, Inc., a Delaware corporation ("OAO" and, together with OAO Transition, "Purchaser").

                                   RECITALS
                                   --------

          WHEREAS, Seller is the owner of those certain assets (as hereinafter defined in Section 2.1 as "Conveyed Assets") used to conduct the Seller's EZ-CAP software business (the "Business"). The Business, except for certain activities conducted off-site by the employees listed on Schedule 2.1(i), is conducted at and the Conveyed Assets are located at Seller's facility located at 20955 Warner Center Lane, Woodland Hills, California (the "Facility"). The Business (i) designs and markets software to automate the managed care administration and medical management operations of at risk healthcare provider organizations under the product names of EZ-CAP(R) and EZ-NET, EZ-LINKs, EZ-PARTNER, PRIME ANALYSIS, IQ-PARTNER, Multi-Company, and the EZ-Member Service (collectively, the "EZ-CAP Owned Products"); (ii) markets licensed software under the product names of Explorer, Eligibility Manager, Cap Check, Premium Pro, Report Server and Cap. Rec. (collectively, the EZ-CAP Licensed Products"); (iii) resells and installs hardware and other equipment necessary for the operation of the EZ-CAP Owned Products and EZ-Cap Licensed Products; (iv) provides implementation, training, maintenance, enhancement, and consulting services related to the installation and operation of the EZ-CAP Owned Products and EZ-CAP Licensed Products.

          WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all assets of Seller necessary to conduct the Business, as described in Section 2.1, pursuant to the terms and conditions set forth herein; and

          WHEREAS, Purchaser desires to assume from Seller the Assumed Liabilities (as defined herein); and

          WHEREAS, Seller desires to transfer to Purchaser Deferred Revenues (as defined herein) in the manner provided herein;

          NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

          Section 1.1     Definitions. As used in this Agreement, the following
                          -----------
terms shall have the following meanings:

          "Accounts Receivable" shall mean all accounts receivable, notes receivable and other indebtedness due and owed by any third party to Seller or any of its Affiliates arising or held in connection with the Business.

          "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities, contract or otherwise.

          "Aggregate Earn-Out" shall have the meaning ascribed to it in Section 2.6(a).

          "Aggregate Earn-Out Amount" shall have the meaning ascribed to it in
Section 2.6(a).

          "Aggregate Earn-Out Cap Amount" shall have the meaning ascribed to it in Section 2.6(a).

          "Allocation" shall have the meaning ascribed to it in Section 2.8.

          "Assumed Contracts" shall have the meaning ascribed to it in Section 2.1(b).

          "Assumed Liabilities" shall have the meaning ascribed to it in Section 2.4(b).

          "Audited Financial Statements" shall have the meaning ascribed to it in Section 5.13(a).

          "Authorizations" shall have the meaning ascribed to it in Section 6.1(a).

          "Bad Debt" shall mean an amount equal to the aggregate outstanding balance due on any accounts receivable of Purchaser that is attributable to Hardware Revenues and/or Non-Hardware Revenues and where all or any portion of such receivable becomes outstanding for at least one hundred eighty (180) days after the invoice service period date at any time during either of the First Earn-Out Period or the Second Earn-Out Period. To illustrate the foregoing, assume that, during the First Earn-Out Period, the aggregate accounts receivable balance for a customer is $60,000 and that such receivable relates to Hardware Revenues. Assume also that $40,000 of such accounts receivable has been outstanding for 180 days, $15,000 has been outstanding for 90 days, and $5,000 has been outstanding for 25 days. For purposes of this definition, the amount of the Bad Debt shall be equal to $60,000.

          "Bill of Sale" shall have the meaning as ascribed to it in Section 2.7(b).

          "Business" shall have the meaning ascribed to it in the Recitals.

          "Cash Paid Deferred Revenue" shall have the meaning ascribed to it in
Section 2.9.

          "Claim" shall have the meaning ascribed to it in Section 8.4.

          "Claim Notice" shall have the meaning ascribed to it in Section 8.4.

          "Closing" shall have the meaning ascribed to it in Section 2.7(a).

          "Closing Deferred Revenue Statement" shall have the meaning ascribed to it in Section 2.9.

          "Closing Date" shall have the meaning ascribed to it in Section
2.7(a).

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidentiality Agreement" shall have the meaning ascribed to it in
Section 5.2(b).

          "Conveyed Assets" shall have the meaning ascribed to it in Section
2.1.

          "Copyrights" shall include all registered copyrights and copyrightable works as each are solely associated with the specific Conveyed Assets or the Business.

          "Deferred Revenue" shall have the meaning ascribed to it in Section
2.9.

          "Earn-Out Amount" shall have the meaning ascribed to it in Section 2.6(a).

          "Earn-Out Period" shall have the meaning ascribed to it in Section 2.6(a).

          "Earn-Out Resolution Period" shall have the meaning ascribed to it in
Section 2.6(c)(iii).

          "Earn-Out Statement" shall have the meaning ascribed to it in Section 2.6(a).

          "Employees" shall have the meaning ascribed to it in Section 5.9(a).

          "Environmental and Safety Requirements" shall mean all Laws relating to public health and safety, worker health and safety and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as the foregoing are enacted and in effect prior to or on the Closing Date.

          "ERISA Affiliate" shall have the meaning ascribed to it in Section
3.13.

          "Excluded Assets" shall have the meaning ascribed to it in Section
2.3.

          "Excluded Employees" shall have the meaning ascribed to it in Section 2.1(i).

          "Excluded Liabilities" shall have the meaning ascribed to it in
Section 2.4(b).

          "EZ-CAP Add-on Modules" shall mean the following functional modules of the Business: EZ-NET, EZ-PARTNER, EZ-LINKS, PRIME ANALYSIS, IQ-PARTNER, Multi-Company Explorer, Cap Check, Premium Pro, Eligibility Manager, Cap Rec., Report Server and the EZ member service and any additional add-on modules and any upgrades, enhancements and modifications thereto, and the Software and Intellectual Property associated with such modules.

          "EZ-CAP Core Modules" shall mean the following functional modules of the Business: health plan, benefits, member eligibility, provider and vendor fee schedules and contracts, authorizations, claims entry, customer service, case management, processing, capitation, system setup and reports modules, any additional base functionality modules and any upgrades, enhancements and modifications thereto, and the Software and Intellectual Property related thereto.

          "EZ-CAP Customers" shall mean customers of the Seller, under contract with the Seller at the Closing Date in connection with the Business, as set forth on Exhibit C.
         ---------

          "EZ-CAP Pipeline Customers" shall have the meaning ascribed to it in
Section 2.6(a).

          "Facility" shall have the meaning ascribed to it in the Recitals.

          "Financial Statements" shall have the meaning ascribed to it in
Section 3.4.

          "Financing" shall have the meaning ascribed to it in Section 4.5.

          "First Earn-Out Period Amount" shall have the meaning ascribed to it in Section 2.6(a).

          "First Earn-Out Period" shall have the meaning ascribed to it in
Section 2.6(a).

          "First Earn-Out Period Hardware Component" shall have the meaning ascribed to it in Section 2.6(a).

          "First Earn-Out Period Non-Hardware Component" shall have the meaning ascribed to it in Section 2.6(a).

          "Force Majeure Event" shall have the meaning ascribed to it in Section 5.10(e).

          "GAAP" shall have the meaning ascribed to it in Section 3.4.

          "Governmental Entity" shall mean a court, legislature, governmental agency, commission or regulatory authority or instrumentality.

          "Hardware" shall have the meaning ascribed to it in Section 2.6(a).

          "Hardware Revenues" shall have the meaning ascribed to it in Section 2.6(a).

          "Hired Employees" shall have the meaning ascribed to it in Section 5.9(c).

          "Indemnified Party" shall have the meaning ascribed to it in Section 8.4.

          "Indemnifying Party" shall have the meaning ascribed to it in Section 8.4.

          "Infringe" shall have the meaning ascribed to it in Section 3.7(f).

          "Initial Purchase Price" shall have the meaning ascribed to it in
Section 2.5(i).

          "Instrument of Assumption" shall have the meaning ascribed to it in
Section 2.7(c).

          "Intellectual Property" shall mean, in each case as each are solely associated with the specific Conveyed Assets or the Business all registered and unregistered intellectual property rights used by Seller exclusive to the Business, including, without limitation, all of the following items along with, all income, royalties, damages, equitable relief and payments due (including, without limitation, damages, equitable relief and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world): (i) if any exist, such patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) Trademarks; (iii) if any exist, Trade Secrets; (iv) Copyrights; (v) other proprietary rights exclusive to the Business; (vi) licenses or other agreements to or from third parties regarding the foregoing; and (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

          "Inventory" shall mean all inventory owned by Seller in connection with the Business, including raw materials, work-in-process and finished goods that (i) was directly procured to fulfill an open customer order and (ii) the vendor or supplier has been paid by Seller but for which Seller has not invoiced its customer.

          "Knowledge" shall have the meaning ascribed to it in Section 9.10.

          "Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Entity or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

          "Leasehold" shall have the meaning ascribed to it in Section 2.1(h).

          "Leased Property" shall have the meaning ascribed to it in Section
3.6.

          "Licensed Software" shall mean all software, data, databases and content which is licensed to Seller for use exclusively in connection with the Business as listed on Schedule 2.1(e) hereof.

          "Licenses" shall have the meaning ascribed to it in Section 3.18.

          "Lien" shall mean any lien, security interest, pledge, mortgage or similar encumbrance.

          "Losses" shall have the meaning ascribed to it in Section 8.2(a).

          "Maintenance Revenues" shall have the meaning ascribed to it in
Section 2.6(a).

          "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition of the Business, taken as a whole; provided, however, that Material Adverse Effect shall not include,
         --------  -------
either alone or in combination, (i) a change in a party, including, without limitation, any disruption of customer or supplier relationships or loss of any employees or independent contractors, arising out of or resulting solely from any actions of Purchaser as of or after the date of execution hereof related to the transactions contemplated hereby, (ii) conditions affecting the healthcare information technology industry generally, (iii) failure by the Business to meet its projections with respect to revenues or expenses, or (iv) any adverse change, event or effect that is caused by conditions affecting the economy of the United States generally.

          "Net Revenues" shall have the meaning ascribed to it in Section
2.6(a).

          "Non-Compete Area" shall mean (i) any country in the world where Purchaser is doing business during the term of the Non-Compete Period, (ii) any state, territory or district within the United States, (iii) the State of California, or (iv) within 500 miles of the Los Angeles, California greater metropolitan area.

          "Non-Compete Period" shall have the meaning ascribed to it in Section 5.11.

          "Non-Hardware Revenues" shall have the meaning ascribed to it in
Section 2.6(a).

          "Notice Period" shall have the meaning ascribed to it in Section 8.4.

          "Permitted Liens" shall mean, collectively (i) Liens for Taxes or assessments which are not delinquent or are being contested in good faith by appropriate proceedings; (ii) mechanics', warehousemens', materialmens', contractors', workmens', repairmens' and carriers' liens, and other similar

Liens arising in the ordinary course for obligations which are not delinquent; or (iii) the rights, if any, of third-party suppliers or other vendors having possession of equipment of the Business.

          "Person" shall mean any individual, group, corporation, partnership or other organization or entity (including, without limitation, any Governmental Entity).

          "PPC" shall have the meaning ascribed to it in Section 2.6(e)(iii).

          "Proceeding" shall have the meaning ascribed to it in Section 3.10.

          "Purchase Price" shall have the meaning ascribed to it in Section 2.5(a).

          "Purchaser" shall have the meaning ascribed to it in the preamble hereto.

          "Purchaser Savings Plan" shall have the meaning ascribed to it in
Section 5.9(h).

          "Purchaser Plans" shall have the meaning ascribed to it in Section 5.9(a).

          "Qualified Leads" shall have the meaning ascribed to it in Section 2.6(a).

          "Schedule", unless otherwise indicated, shall mean a schedule to this Agreement.

          "Second Earn-Out Period Amount" shall have the meaning ascribed to it in Section 2.6(a).

          "Second Earn-Out Period" shall have the meaning ascribed to it in
Section 2.6(a).

          "Second Earn-Out Period Hardware Component" shall have the meaning ascribed to it in Section 2.6(a).

          "Second Earn-Out Period Non-Hardware Component" shall have the meaning ascribed to it in Section 2.6(a).

          "Seller" shall have the meaning ascribed to it in the preamble hereto.

          "Seller Plans" shall have the meaning ascribed to it in Section
5.9(a).

          "Seller Savings Plan" shall have the meaning ascribed to it in Section 5.9(i).

          "Software" shall mean (individually and collectively) the computer databases and software owned by Seller for use exclusively in connection with the Business as listed on Schedule 2.1(d) hereof; including all exclusively related (i) current, previous, enhanced and developmental versions of the source code, object code, job control language, macros, algorithms and load modules thereof in both source code and executable file format (whether held directly or in escrow), (ii) output reports, test or other data relating to the installation, checkout and operation thereof and reports on the analysis of errors or defects therein, (iii) items of computer software derived from any or all of the foregoing and all rights to use thereof for any purpose, (iv) Copyrights, (v) Trademarks or Trade Secrets and/or (vi) software, data, databases and content. The term "Software" shall also include, except as set forth in the Schedules attached to this Agreement, the absolute, unrestricted and exclusive right to use all of the foregoing items, including the right to sell, lease, rent, license or otherwise market any and all aspects of the Software.

          "Survival Period" shall have the meaning ascribed to it in Section
8.1.

          "S-X Financial Statements" shall have the meaning ascribed to it in
Section 5.13.

          "Taxes" shall mean any and all taxes, levies or other like assessments, including, but not limited to, income, transfer, gains, gross receipts, excise, inventory, property (real, personal or intangible), sales, use, license, withholding, payroll, employment, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof.

          "Tax Return" shall mean any report, return or other information filed with any taxing authority with respect to Taxes imposed upon or attributable to the operations of the Business.

          "Trademarks" shall mean the trademarks and related design, service marks, trade names, as well as the Internet domain names, content, designs, logos, slogans, and general intangibles of like nature set forth in Schedule 3.7(a), together with all goodwill, registrations and applications related to the foregoing, as each are solely related with the specific Conveyed Assets or the Business.

          "Trade Secrets" shall mean databases; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (including, without limitation, ideas, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information) as each are solely associated with the specific Conveyed Assets or the Business.

          "Transfer Taxes" shall have the meaning ascribed to it in Section 5.5.

          "Unaudited Financial Statements" shall have the meaning ascribed to it in Section 5.13.


                                  ARTICLE II

                          SALE AND PURCHASE OF ASSETS

          Section 2.1    Transfer of Assets. On the terms and subject to the
                         ------------------
conditions set forth in this Agreement, at the Closing, Seller shall assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire, assume, and accept from Seller and except as set forth in Section 2.2, all of Seller's rights, title and interest of every kind and nature in those certain assets, set forth below, which, except for certain Microsoft office suite shrink-wrap software, Seller represents are all the assets necessary to conduct the Business as it is presently conducted (collectively, the "Conveyed Assets"):

               (a)   Intellectual Property. Seller's rights in the Intellectual
                     ---------------------
Property, TradeMarks, including the EZ-CAP(R) Trademark, Trade Secrets and Copyrights; provided, however, that the Conveyed Assets do not include or confer
            --------  -------
any rights, title or interest to use the name "QuadraMed" or any trademark confusingly similar or dilutive thereof.

               (b)   Contract Rights. Seller's rights in the contracts and
                     ---------------
agreements exclusively related to the Business set forth on Schedule 2.1(b)
                                                            ---------------
hereof (the "Assumed Contracts");

               (c)   Tangible Personal Property. The office equipment, computer
                     --------------------------
hardware, machinery, office furniture, fixed assets, other tangible assets and similar items located at the Facility listed on Schedule 2.1(c) hereof;
                                                ---------------

               (d)   Software. The Software as listed on Schedule 2.1(d) hereof;
                     --------                            ---------------

               (e)   Licensed Software. The Licensed Software as listed on
                     -----------------
Schedule 2.1(e) hereof;
---------------

               (f)   Books and Records. All existing books, records, documents,
                     -----------------
manuals and files maintained by or on behalf of Seller in any form or medium (electronic, paper or otherwise) relating to past, current or prospective customers, suppliers, distributors, personnel or otherwise exclusively related to the Business or the Conveyed Assets, but not those relating to Taxes or Tax Returns or other minute books, capital records and other documents of Seller;

               (g)   Inventory.  The Inventory;
                     ---------

               (h)   Leasehold. The leasehold interest in the Facility (the
                     ---------
"Leasehold");

               (i)   Off-Site Assets. Seller's rights in the assets set forth on
                     ---------------
Schedule 2.1(i) hereof, relating to assets used by certain Employees of the
---------------
Business, listed on Schedule 2.1(i), outside of the Facility; and
                    ---------------

               (j)  Goodwill.  All goodwill of the Business.
                    --------

          Section 2.2   Assignment of Conveyed Assets. Except as otherwise
                        -----------------------------
provided in this Agreement, Seller shall use its reasonable best efforts to obtain all consents and approvals to assign to Purchaser the Conveyed Assets. Notwithstanding anything to the contrary contained in this Agreement, (a) Seller shall assign the rights and obligations under the Conveyed Assets only to the extent that such rights and obligations are assignable, and no action hereunder shall constitute an assignment thereof except to such extent, and (b) to the extent consent of a third party to the assignment of any Conveyed Asset by Seller to Purchaser is required, no assignment or attempted assignment will be deemed to have been effected by the provisions of this Agreement without such consent. To the extent that Seller cannot assign any contracts or agreements that would otherwise constitute Assumed Contracts, Seller and Purchaser will use their reasonable efforts to enter into arrangements sufficient to provide equivalent benefits and burdens to Purchaser. In addition, if the landlord under the Leasehold does not unconditionally release Seller from its obligations under the Leasehold pursuant to the assignment of the Leasehold to Purchaser, Purchaser shall indemnify Seller for any Losses to Seller under the Leasehold arising after the Closing Date; provided, however, that Purchaser shall not
                                --------  -------
indemnify Seller for any Losses to Seller under the Leasehold arising after the Closing Date due to acts or omissions of Seller.

          Section 2.3   Excluded Assets. Notwithstanding anything to the
                        ---------------
contrary contained in this Agreement, Seller and Purchaser expressly understand and agree that the Conveyed Assets shall not include, and Seller is not under this Agreement selling, assigning, transferring or conveying to Purchaser, the following assets (the "Excluded Assets"):

               (a) all cash and all Accounts Receivable, subject to the provisions of Section 2.9;

               (b)    prepaid Taxes and prepaid insurance;

               (c) all insurance policies maintained by or on behalf of Seller;

               (d) any right, title or interest of Seller in any refunds or credits of Taxes receivable after the Closing for actions occurring on or before the Closing Date;

               (e) the books and records relating to the organization and operation of Seller;

               (f) all intellectual property and all software not exclusively used in the Business, including, but not limited to, any rights, title or interest to use the name "QuadraMed" or any trademark or copyright confusingly similar thereto or dilutive thereof;

               (g) all assets under any of the Seller Plans of any kind or nature maintained by or on behalf of Seller, whether or not such assets relate to the Business;

               (h)   any real estate of Seller;

               (i) security deposits and prepaid rent for the Facility and prepaid royalties on certain agreements with original equipment manufacturers set forth on Schedule 2.3(i);
             ---------------

               (j)   Seller's rights in the assets set forth on Schedule 2.3(j)
                                                                ---------------
hereof, relating to assets used by nine (9) employees of the Business located at the Facility listed on Schedule 2.3(j) that will not be offered employment
                       ---------------
pursuant to Section 5.9 hereof (such Employees, the "Excluded Employees"); and

               (k) all claims, causes of action, rights of recovery and rights of set-off of any kind relating to the foregoing Excluded Assets.

          Section 2.4   Assumption of Assumed Liabilities and Assumed Contracts.
                        -------------------------------------------------------

          (a) Subject to the conditions specified in this Agreement, from and after the Closing Date, Purchaser will not assume or in any way be responsible for any liabilities of Seller or any other liabilities related to the ownership, operation or condition of the Business or the Conveyed Assets at any time on or prior to the Closing Date. From and after the Closing Date, Purchaser will assume and agree to pay, defend, discharge and perform as and when due only the following specific liabilities of Seller that relate exclusively to the Business (the "Assumed Liabilities"):

                      (i) on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume liabilities arising out of the Assumed Contracts, to the extent such Assumed Contracts are actually assigned to Purchaser, but excluding any liabilities relating to any transaction, status, event, situation, condition, occurrence existing or occurring on or prior to Closing Date;

                      (ii) liabilities related to accrued vacation pay, accrued sick leave, any other accrued employee fringe benefits, if any, accrued unpaid amounts since April 1, 2001 under Seller's bonus plan, and any other accrued incentive compensation, if any, for the Hired Employees for which Purchaser receives a credit under Section 2.7(d)(i); and

                      (iii) liabilities, obligations and claims arising as a result of Purchaser's purchase, ownership, use or operations of the Business or the Conveyed Assets subsequent to the Closing Date.

               (b) Other than the Assumed Liabilities, Purchaser shall not assume any other liabilities or obligations of Seller (the "Excluded Liabilities") including, without limitation, the following liabilities of
Seller:

                      (i) liabilities for any contracts, accounts payable, accrued liabilities or other short-term liabilities other than those specifically described in Section 2.1 hereof;

                    (ii) Except as provided in Section 5.5, Tax liabilities of Seller and its subsidiaries, arising with respect to any period, or portion thereof, occurring prior to or ending on the Closing Date relating to or allocable to the ownership or operation of the Business and/or the Conveyed Assets on or prior to the Closing Date;

                    (iii) liabilities of Seller for costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby;

                    (iv) liabilities of Seller under or pursuant to this Agreement or the Bill of Sale;

                    (v) liabilities arising out of or relating to the Excluded Assets;

                    (vi) liabilities for any claims (whenever made) or proceedings arising out of, relating to, resulting from or caused by any products manufactured, serviced, distributed or sold, or services rendered, by Seller or any of its Affiliates with respect to the Business (or any predecessor) at any time on or prior to the Closing Date;

                    (vii) liabilities for any claims (whenever made), including Permitted Liens, arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation existing, arising or occurring (A) in connection with the ownership or operation of the Business, and/or the Conveyed Assets on or prior to the Closing Date or (B) in connection with Seller's or any of its Affiliates' businesses or activities at any time prior to or on or after the Closing Date;

                    (viii) except as expressly assumed by Purchaser in Section 5.9, (A) any and all liabilities, commitments and obligations relating to employee benefits, fringe benefits, payroll practices or compensation arrangements of Seller or any of its Affiliates existing on or prior to the Closing Date, including, without limitation, liabilities, commitments and obligations for uninsured workers compensation claims incurred on or prior to the Closing Date, (B) any accrued vacation pay, accrued sick leave, any other accrued employee fringe benefits, if any, accrued unpaid amounts since April 1, 2001 under Seller's bonus plan and any other accrued incentive compensation, if any, to the extent that the amounts credited under Section 2.7(d)(i) are not true and correct, and (C) any benefits under the Seller Plans (as hereinafter defined) or any other benefit plan of Seller;

                    (ix) liabilities resulting from or relating to (A) any claims, warranty claims, actions, investigations or proceedings (whenever arising) relating to products manufactured, merchandised, distributed, sold or delivered by or services rendered by Seller (or any predecessors) at any time on or prior to the Closing Date, and (B) any other claims, actions or proceedings of any nature pending or threatened against Seller (or any predecessors) at any time on or prior to the Closing Date;

                    (x) contributions, premiums, duties and liabilities relating to Seller's or its subsidiaries' obligation to contribute to any of the Seller's Plans with respect to the operation of Seller's business on or prior to the Closing Date (regardless of when any such contribution is required to be made);

                    (xi)     except as expressly assumed by the Purchaser in
     Section 5.9, duties and liabilities relating to any claims for notice, pay in lieu of notice, severance pay, vacation pay, bonus, commissions, overtime pay, death, disability or other health or welfare or fringe benefits, including, without limitation, any benefit offered or available under any Seller Plans, payable as a result of facts, actions or conditions existing on or prior to the Closing Date or which are provided to any Person who is not an active employee (or a dependent thereof) of Seller or its subsidiaries on or immediately prior to the Closing Date;

                    (xii) duties and liabilities relating to any fact, event or condition existing or threatened on or prior to the Closing Date (whether or not disclosed in any schedule hereto) pertaining to any past or present facility, property or operation of Seller (or any predecessors) which at any time interferes with or prevents continued compliance with, or gives rise to any investigation liability under any Environmental and Safety Requirements;

                    (xiii) liabilities for any indebtedness of Seller, including, without limitation, any obligation of Seller for borrowed money, capital leases and similar obligations;

                    (xiv) any obligation of Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of Seller or was serving at the request of Seller as a partner, trustee, director, officer, employee or agent of another Person (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to statute, charter document, bylaw, agreement or otherwise); and

                    (xv) liabilities for the actions or omissions of Seller, except as contemplated by this Agreement, the Bill of Sale and the Instrument of Assumption.

          Section 2.5 Purchase Price. In consideration of the sale of the Conveyed Assets, in addition to the assumption by Purchaser of the Assumed Liabilities, Purchaser shall pay to Seller:

                         (i) at the Closing, $8,900,000 in cash by wire transfer of immediately available funds to the bank account designated by Seller or in accordance with such other instructions as may be provided by Seller to Purchaser and (the "Initial Purchase Price"); and

                        (ii) after the Closing, (a) $100,000 in cash by wire transfer of immediately available funds to the bank account designated by Seller, within two (2) business days after the receipt by Purchaser of the Audited Financial Statements and Unaudited Financial Statements (as such terms are defined in Section 5.13(a)), provided that (A) such statements are delivered within sixty- five (65) days of Closing and (B) the Audited Financial Statements contain an unqualified audit opinion of P&B (as defined in Section 5.13(b)) and (b) as provided in Section 2.6 herein, the Aggregate Earn-Out Amount, calculated and paid in accordance with said
     Section 2.6 the amounts in clauses (a) and (b) shall, together with the Initial Purchase Price, be collectively referred to as the "Purchase Price".

          Section 2.6  Earn-Out Payment Calculation.

               (a) For all purposes of this Section 2.6, the following terms shall have the following meanings :

                         (i) "Aggregate Earn-Out Amount" shall mean an amount that is equal to the sum of (A) the First Earn-Out Period Amount and (B) the Second Earn-Out Period Amount; provided, however, that the Aggregate Earn-Out Amount shall not, in any event, exceed the Aggregate Earn-Out Cap Amount.

                         (ii) "Aggregate Earn-Out Cap Amount" shall mean an amount that is equal to Five Million Dollars ($5,000,000).

               (iii) "Earn-Out Amount" shall mean, as the case may be, (A) the First Earn-Out Period Amount or (B) the Second Earn-Out Period Amount.

               (iv) "Earn-Out Period" shall mean, as the case may be, (A) the First Earn-Out Period or (B) the Second Earn-Out Period.

               (v) "First Earn-Out Period" shall mean the twelve (12)-month period commencing on September 1, 2001 and ending on August 31, 2002.

               (vi) "Second Earn-Out Period" shall mean the six (6)-month period commencing on September 1, 2002 and ending on February 28, 2003.

               (vii) "First Earn-Out Period Amount" shall mean an amount that is equal to the sum of (A) the First Earn-Out Period Hardware Component and
     (B) the First Earn-Out Period Non-Hardware Component; provided, however,
                                                           --------  -------
     that if the amount of annualized Maintenance Revenues invoiced from EZ-CAP Customers of the Business as of September 1, 2001 (the "EZ-CAP Maintenance Customers"), is greater than or equal to seventy-five percent (75%) of the amount of annualized Maintenance Revenues invoiced from the same EZ-CAP Maintenance Customers of the Business as of September 1, 2002, the First Earn-Out Period Amount shall be equal to the greater of (x) the sum of (A) and (B) above, or (y) One Million Five Hundred Thousand Dollars ($1,500,000). The EZ-Cap Customers of the Business and the Maintenance Revenues related thereto as of August 1, 2001 is set forth on Schedule
                                                                   --------
     2.6(vii); such Schedule shall be updated as of September 1, 2001 and shall
     --------
     be provided to Purchaser no later than September 5, 2001. Schedule 2.6(vii)
                                                               -----------------
     is, and, when updated, will be, true and correct.

               (viii) "Second Earn-Out Period Amount" shall mean an amount that is equal to the sum of (A) the Second Earn-Out Period Hardware Component and (B) the Second Earn-Out Period Non-Hardware Component; provided,
                                                                --------
     however, that if the amount set forth in (y) of the definition of First-
     -------
     Earn-Out Period Amount (i.e., One Million Five Hundred Thousand Dollars ($1,500,000)) was paid to the Seller in respect of the First Earn-Out Period, the Second Earn-Out Period Amount shall be equal to: (x) the sum of
     (A) the First Earn-Out Period Hardware Component, (B) the First Earn-Out Period Non-Hardware Component, (C) the Second Earn-Out Period Hardware Component, and (D) the Second Earn-Out Period Non-Hardware Component, minus
                                                                           -----
     (y) One Million Five Hundred Thousand Dollars ($1,500,000).

               (ix) "First Earn-Out Period Hardware Component" shall mean the product of (A) one hundred fifty percent (150%) of Hardware Revenues during the First Earn-Out Period times (B) twenty percent (20%).

               (x) "Second Earn-Out Period Hardware Component" shall mean the product of (A) one hundred fifty percent (150%) of Hardware Revenues during the Second Earn-Out Period times (B) twenty percent (20%).

               (xi) "First Earn-Out Period Non-Hardware Component" shall mean one hundred fifty percent (150%) times the amount of (A) the Non-Hardware Revenues during the First Earn-Out Period which exceeds (B) Eight Million Five Hundred Thousand Dollars ($8,500,000).

               (xii) "Second Earn-Out Period Non-Hardware Component" shall mean one hundred fifty percent (150%) times the amount of (A) Non-Hardware Revenues during the Second Earn-Out Period which exceeds (B) Four Million Five Hundred Thousand Dollars ($4,500,000).

               (xiii) "Hardware" shall mean equipment, computers, servers, routers and similar personal property that functions with the EZ-Cap Core Modules, EZ-CAP Add-on Modules and Non-EZ-CAP products for which an EZ-CAP alternative exists.

               (xiv) "Hardware Revenues" shall mean Net Revenues recognized by the Business from the sale of Hardware to EZ-CAP Customers, EZ-CAP Pipeline Customers, Qualified Leads and any new customers of the Business following the Closing Date; provided, however, that with respect to new customers of
                       --------  -------
     the Business following the Closing Date, Hardware Revenues shall be limited to sales of Hardware associated with EZ-Cap Core Modules and EZ-Cap Add-on Modules; and provided, further, that if there is a sale of Hardware that
                  --------  -------
     functions with any Non-EZ-CAP products for which an EZ-CAP alternative exists, then the amount of Hardware Revenues derived from the sale of such Hardware shall not exceed the then-existing base price that would have been received if the EZ-CAP alternative were substituted for the Non-EZ-CAP products.

               (xv) "Net Revenues" shall mean revenue as reduced by all related returns, discounts, credits, cancellations, Bad Debt and allowances, all determined (A) in accordance with GAAP and (B) to the extent inconsistent with GAAP, in accordance with the accounting principles used by the Business prior to the Closing Date, as set forth in Schedule 2.6(a)(xv). Further, any Bad Debt that is subsequently collected shall be treated as "Net Revenues".

               (xvi) "Maintenance Revenues" shall mean Net Revenues payable for maintenance, training and enhancement of products licensed or sold by the Business.

               (xvii) "Non-Hardware Revenues" shall mean Net Revenues recognized by the Business with respect to EZ-CAP Customers, EZ-CAP Pipeline Customers, Qualified Leads and any new customers of the Business following the Closing Date, whether in the form of licensing fees, installation fees, Maintenance Revenues, training services and similar types of income, attributable to (x) any EZ-Cap Core Modules, (y) any EZ-CAP Add-on Modules and (z) solely with respect to EZ-CAP Customers, EZ-CAP Pipeline Customers and Qualified Leads, any Non EZ-CAP products for which an EZ-CAP alternative exists. In determining Non-Hardware Revenues, the following principles shall apply:

          . For any Non EZ-CAP product for which an EZ-CAP alternative exists, the amount of revenues that would be included as Non-Hardware Revenue pursuant to the sale of such Non EZ-CAP product shall not be greater than the then-existing base price for the EZ-CAP alternative.

          . In the event of a transaction that involves a combination of (i) EZ-Cap Core Modules and/or EZ-CAP Add-on Modules and (ii) Non-EZ CAP products for which an EZ-CAP alternative does not exist, then the amount of revenues that would be included as Non-Hardware Revenue shall be equal to the difference between (x) the total revenues from such transaction, and (y) the portion allocable to the Non-EZ Cap products for which an EZ-CAP alternative does not exist. To illustrate, if the total revenues from the transaction is $240,000 and the portion allocable to the Non-EZ CAP products is $40,000, then the amount to be included in Non-Hardware Revenue shall be equal to $200,000 ($240,000 -$40,000).

          . Deferred Revenues as of the Closing Date for which Purchaser receives cash from Seller for services to be rendered after the Closing Date shall be included as Non-Hardware Revenue for the First Earn-Out Period.

                    (xviii) "Qualified Leads" shall mean any new customer of the Business identified by Seller and approved, during the Earn-Out Period, by Purchaser's Vice President of Sales for the Business, or by the person designated by Purchaser who fulfills a similar position or authority.

                    (xix) "EZ-CAP Pipeline Customers" shall mean the potential customers of the Business listed on Schedule 2.6(a)(xix).
                                                   --------------------

               (b) For each Earn-Out Period, on the fifth (5th) business day following the earliest of (i) acceptance by Seller of the Earn-Out Statement (as defined in Section 2.6(c)(i)), (ii) any such later date as Seller and Purchaser agree on the amount of the Earn-Out Amount for such period, or (iii) if there is no such acceptance or agreement, the determination by a certified public accounting firm of the Earn-Out Amount for such period as contemplated by
Section 2.6(c), Purchaser shall pay to Seller the Earn-Out Amount for such period in cash or by wire transfer of immediately available funds to the bank account designated by Seller; provided, however, that, in no event, shall Purchaser be obligated to pay to Seller the Earn-Out Amount any earlier than seventy-five (75) days following the end of the Earn-Out Period.

               (c) Each Earn-Out Statement shall be prepared by Purchaser in the following manner:

                    (i) For each Earn-Out Period, Purchaser shall cause to be delivered to Seller as promptly as reasonably practicable, but no later than forty (40) days following the end of the Earn-Out Period, a statement executed by Purchaser's Chief Financial Officer or President reflecting the Earn-Out Amount for such Earn-Out Period (each such statement, the "Earn-Out Statement").

                    (ii) Within thirty (30) days following the delivery to Seller of each Earn-Out Statement, Seller shall notify Purchaser of any dispute of any item contained in such Earn-Out Statement, which notice shall set forth in reasonable detail the basis for such dispute. If Seller fails to notify Purchaser of any dispute within such thirty (30)-day period, the applicable Earn-Out Amount shall be deemed to be accepted by Seller and payable in accordance with Section 2.6(b).

                    (iii) If Seller notifies Purchaser in writing of any dispute, Purchaser and Seller shall cooperate in good faith to resolve such dispute as promptly as possible. If Purchaser and Seller are unable to resolve any such dispute within fifteen (15) days of Seller's notification of a dispute (the "Earn-Out Resolution Period"), then all amounts remaining in dispute shall be submitted to a certified public accounting firm selected by Seller and Purchaser within ten (10) days after the expiration of the Earn-Out Resolution Period. If Seller and Purchaser are unable to agree on the certified public accounting firm within seven (7) days following the expiration of the Earn-Out Resolution Period, then Purchaser and Seller shall each request the American Arbitration Association to appoint the certified public accounting firm, which firm shall not have had a material relationship with Seller, Purchaser or any of their respective Affiliates within the then-previous two (2) years. Each party agrees promptly to execute, if requested by the certified public accounting firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the certified public accounting firm shall be borne by Seller and Purchaser equally. The certified public accounting firm shall act as an arbitrator to determine only those issues still in dispute and shall be limited to those adjustments, if any, that need be made for the applicable Earn-Out Statement. The certified public accounting firm's determination (i) shall be requested to be made within thirty (30) days of its selection, (ii) shall be set forth in a written statement delivered to Seller and Purchaser, and (iii) shall be final, binding and conclusive on the parties. The Earn-Out Amount, as set forth in such firm's determination, shall thereafter be payable in accordance with Section 2.6(b).

                    (iv) In order to facilitate preparation of any Earn-Out Statement, and in particular, to ensure that Seller and Purchaser adopt similar methodology, procedures and analysis with respect to calculating Net Revenues, Hardware Sales, and Non-Hardware Revenues, Seller and Purchaser agree that, within forty (40) days after the ninetieth (90th) day following the Closing Date, Purchaser will deliver to Seller an interim statement setting forth Purchaser's calculation of the foregoing items during such ninety (90)-day period. Within five (5) days following delivery by Purchaser of such statement, Seller shall notify Purchaser of any dispute of any item contained therein, failing which the applicable calculations shall be deemed to be accepted by Seller for all purposes of this Section 2.6 and may not thereafter be disputed by Seller. If Seller notifies Purchaser of any dispute, Seller and Purchaser agree to resolve such dispute in accordance with the provisions of (iii) above.

               (d) If any dispute arises with respect to any items contained in an Earn-Out Statement, Purchaser shall give Seller, Seller's independent auditors, Seller's authorized representatives and their respective employees and agents, and the certified public accounting firm appointed under Section 2.6(c)(iii) hereof, access at all reasonable times to the working papers and other books, documents and papers and the personnel of Purchaser and the Business and of Purchaser's accounting firm, including, but not limited to, (x) any description of the methodology, procedures, audits and analysis undertaken in connection with the applicable Earn-Out for purposes of preparing, reviewing and resolving any disputes concerning such Earn-Out Statement, or (y) any information related to past, existing and new customers of the Business and all contracts with past, existing and new customers. For all purposes hereof, any access shall be granted solely to the extent reasonably necessary to analyze any disputed item; access to any workpapers, books, documents and papers of Purchaser's accounting firm shall be limited to the certified public accounting firm appointed under Section 2.6(c)(iii).

               (e) During the period between the Closing Date and the end of the Second Earn-Out Period, Purchaser agrees that:

                    (i) Purchaser shall use its commercially reasonable best efforts to generate Hardware Revenues and Non-Hardware Revenues for the Business. Purchaser shall conduct the Business in such a way as to not delay or defer the recognition of Hardware Revenues and Non-Hardware Revenues beyond the end of the Second Earn-Out Period. Purchaser shall use its commercially reasonable best efforts to provide support for sales, marketing and customer support of the Business until the end of the Second Earn-Out Period.

                    (ii) Purchaser shall maintain separate books and records for the Business, including separate records of accounting for the Hardware Revenues and Non-Hardware Revenues.

                    (iii) Purchaser shall not discontinue, wind up, reduce the scope of, sell, liquidate or otherwise dispose of all or any part of the Business or the Conveyed Assets other than hardware and software sales in the ordinary course; provided, however, that Purchaser may terminate or
                          --------  -------
     reduce its relationship with Personable PC Solutions, Inc. ("PPC") if Purchaser substitutes one or more products that are equivalent to those provided under its then-existing agreement with PPC. Purchaser shall not divert any part of the Business or the Conveyed Assets or other assets of the Business to any other division or entity except for transfers of the entire Business and the Conveyed Assets to a one hundred percent (100%) owned subsidiary (which includes limited liability companies and other legal entities) of OAO or any Affiliate of OAO.

                    (iv) For purposes of determining each Earn-Out Amount and each Earn-Out Statement, Purchaser shall employ accounting methods, policies or practices consistent with Schedule 2.6(a)(xv).

                    (v) Purchaser shall not, during any Earn-Out Period, acquire through merger, consolidation or a similar transaction, all or part of the assets, business or stock of another corporation or business that competes with the Business, without Seller's consent, which shall not be unreasonably withheld.

          Section 2.7  Closing
                       -------

                    (a) The consummation of the transactions contemplated by this Agreement (the "Closing") will take place on the second business day following the satisfaction or waiver of the conditions set forth in Article VI hereof, at 10:00 a.m., at the offices of Venable, Baetjer, Howard and Civiletti, LLP 1201 New York Avenue, Washington, D.C. or at such other time and place as shall be mutually agreed upon by the parties. The parties agree to use their best efforts to cause the Closing to occur on or before August 31, 2001. The date on which the Closing occurs is referred to herein as the "Closing Date."

                    (b) At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following: (i) a duly executed Bill of Sale and Assignment, in substantially the form of Exhibit B hereto (the "Bill of Sale");
                                         ---------
(ii) duly executed assignments of all Trademarks to Purchaser; and (iii) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Closing to consummate the transactions contemplated in this Agreement.

                    (c) At the Closing, Purchaser shall deliver or caused to be delivered to Seller the following: (i) cash in the amount of the Initial Purchase Price by wire transfer of immediately available funds to an account designated by Seller; (ii) a duly executed Instrument of Assumption of the Assumed Liabilities substantially in the Form of Exhibit A hereto (the
                                                 ---------
"Instrument of Assumption"); and (iii) all other previously undelivered documents required to be delivered by Purchaser to Seller at or prior to the Closing to consummate the transactions contemplated in this Agreement.

                    (d) At the Closing, Seller and Purchaser will settle on the net cash reconciliation in which (i) Cash Paid Deferred Revenue and accrued vacation pay, accrued sick pay and other employee benefits, if any, accrued unpaid amounts since April 1, 2001 under Seller's bonus plan, and any other incentive compensation, if any, for the Hired Employees that is payable after the Closing shall be credited to Purchaser, (ii) reimbursement for prepaid assets, prepaid commissions, transition services, and amounts related to Inventory shall be credited to Seller and (iii) other miscellaneous items, as needed, shall be credited to Seller or Purchaser, as the case may be, all of which to be set forth on a statement to be prepared by Seller and as approved by Seller and Purchaser. The items to be included in the net cash reconciliation shall be as set forth on Schedule 2.7(d).
                         ---------------

     Section 2.8     Allocation of Purchase Price. Seller and Purchaser shall
                     ----------------------------
allocate the Purchase Price among the Conveyed Assets being purchased by Purchaser pursuant to this Agreement and in accordance with applicable laws, including, without limitation, Section 1060 of the Code and applicable Treasury Regulations and as set forth in Schedule 2.8 (the "Allocation"). Each of Seller and Purchaser shall (i) be bound by the Allocation for purposes of determining Taxes, (ii) prepare, file, and cause its affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation and (iii) take no position, and cause its affiliates to take no position, inconsistent with the Allocation on any applicable Tax Return, in any proceeding before any Taxing authority or otherwise. In the event that the Allocation is disputed by any Taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.

          Section 2.9    Deferred Revenue. At the Closing, Seller shall provide
                         ----------------
Purchaser with a statement (the "Closing Deferred Revenue Statement") setting forth the revenues paid or payable to Seller for products, installations, product enhancements, other obligations or ongoing services billed by Seller on or prior to the Closing Date to be performed by the Business after the Closing Date (the "Deferred Revenue"), and, at the Closing, Seller shall pay Purchaser any such amounts so paid in cash to Seller prior to the Closing Date (the "Cash Paid Deferred Revenue"). After the Closing, Seller shall pay Purchaser any revenues thereafter paid to Seller for such ongoing services billed by Seller on or prior to the Closing Date to be performed by the Business after the Closing Date, within five (5) business days of receipt thereof; provided, however, that
                                                        --------  -------
the full amount of Deferred Revenue shall be paid, to the extent it has not previously been paid, by Seller to Purchaser no later than the sixtieth (60th) day after Closing.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser as follows:

          Section 3.1   Organization. Each of QuadraMed and QuadraMed Operating
                        ------------
Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All jurisdictions in which Seller is qualified to do business are set forth on Schedule 3.1. Each of
                                                    ------------
QuadraMed and QuadraMed Operating Corporation has all requisite corporate power and authority to own, lease and operate the Conveyed Assets and to carry on the Business as it is presently conducted.

          Section 3.2   Authority Relative to this Agreement. Each of QuadraMed
                        ------------------------------------
and QuadraMed Operating Corporation has the requisite corporate power and authority to execute and deliver this Agreement and the Bill of Sale and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Bill of Sale and the performance by each of QuadraMed and QuadraMed Operating Corporation of their obligations hereunder and thereunder have been authorized by all requisite corporate action on the part of each of QuadraMed and QuadraMed Operating Corporation. This Agreement has been validly executed and delivered by each of QuadraMed and QuadraMed Operating Corporation and, assuming that this Agreement has been duly authorized, executed and delivered by Purchaser, constitutes, and the Bill of Sale that is to be executed and delivered by each of QuadraMed and QuadraMed Operating Corporation at the Closing will constitute when executed and delivered by each of QuadraMed and QuadraMed Operating Corporation, a valid and binding obligation of each of QuadraMed and QuadraMed Operating Corporation, enforceable against each of QuadraMed and QuadraMed Operating Corporation in accordance with its terms; except that such enforceability is subject to and limited by the effect of bankruptcy, insolvency, reorganization, arrangement and moratorium laws, laws relating to fraudulent transfers or conveyances and general principles of equity (whether asserted in an action at law or in equity).

          Section 3.3   Consents and Approvals; No Violations.
                        -------------------------------------

                    (a) Except as set forth in Schedule 3.3(a), neither the execution and delivery of this Agreement or the Bill of Sale by each of QuadraMed and QuadraMed Operating Corporation nor the performance by each of QuadraMed and QuadraMed Operating Corporation of its obligations hereunder or thereunder will (i) violate the certificate of incorporation or by-laws of either of QuadraMed and QuadraMed Operating Corporation, (ii) result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which either of QuadraMed and QuadraMed Operating Corporation is a party or by which the Conveyed Assets are bound or (iii) violate any Law applicable to either of QuadraMed and QuadraMed Operating Corporation or the Conveyed Assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which would not result in a Material Adverse Effect.

               (b)   Except as set forth on Schedule 3.3(b), no filing with, and
                                            ---------------
no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Seller of the transactions contemplated by this Agreement, except for those filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not result in a Material Adverse Effect.

     Section 3.4      Financial Statements. Seller has previously delivered to
                      --------------------
Purchaser the unaudited income statements of the Business for the three (3) months ended March 31, 2001, each of the months ended April 30, May 31, and June 30, 2001, the pro forma income statement of the Business for the years ended December 31, 2000 and December 31, 1999, and a pro forma balance sheet for the Business dated as of June 30, 2001 (the "Financial Statements"). Seller represents that the pro forma income statements provided to Purchaser contain all estimated accruals and estimated direct expenses incurred by Seller on behalf of and related to the Business consistently applied for all periods presented in accordance with United States generally accepted accounting principles, practices and methods ("GAAP"). Seller represents that the assets and liabilities on the pro forma balance sheet provided to Purchaser contain all estimates for carried balances for all asset and liability accounts related to the Business consistently applied for all periods presented in accordance with GAAP. Seller also represents that the Financial Statements fairly present (i) in all material respects the financial condition and results of operations of the Business as a separate operating division as of the dates set forth therein for such periods and (ii) a true and accurate representation of the revenues, estimated expenses, including estimated allocations for corporate shared services, and estimated pre-tax income of the Business.

     Section 3.5    Absence of Certain Changes. From March 31, 2001 and through
                    --------------------------
the date hereof, with respect to the Business and except as set forth on
Schedule 3.5:
------------

               (a)  Seller has conducted the Business in the ordinary course,

               (b) there has not been any change resulting in a Material Adverse Effect;

               (c) Seller has not taken any action which, if taken after the date hereof without the consent of Purchaser, would violate Section 5.1 of this Agreement;

               (d) suffered any losses which have materially and adversely affected the Business or the Conveyed Assets;

               (e) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of Business consistent with its past practices;

               (f) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of Seller's Business consistent with its past practices;

               (g) forgiven or canceled material debts or waived any claims or rights of substantial value;

               (h) permitted or allowed any of the Business or the Conveyed Assets (real, personal or mixed, tangible or intangible) to be subject to any Lien, except Permitted Liens;

               (i) entered into any contract or series of related contracts, except in the ordinary course of the Business consistent with its past practices;

               (j) made any material change in its accounting principles, methods or practices;

               (k) made any change in the terms of any employment agreement or compensatory arrangement, or any bonus, pension, insurance or other employee benefit plan, or any payment or benefit made to or for any employee;

               (l) failed to pay any of its obligations in the ordinary course of the Business; or

               (m) made any capital expenditure for additions to property or equipment other than in the ordinary course of the Business.

         Section 3.6  Title to Assets.
                      ---------------

         Seller has, and at the Closing Seller will deliver to Purchaser, good title to all of the Conveyed Assets, free and clear of all Liens, other than Permitted Liens. Each of the Leasehold and the personal property leases listed on Schedule 3.6 (the "Personal Leased Property") are valid,
                      ------------
     binding, enforceable against Seller in accordance with its terms; except that such enforceability is subject to and limited by the effect of bankruptcy, insolvency, reorganization, arrangement and moratorium laws, laws relating to fraudulent transfers or conveyances and general principles of equity (whether asserted in an action at law or in equity). Neither the Leasehold nor any of the Personal Leased Property has been modified (except to the extent disclosed in the documents delivered to Purchaser). Seller holds a leasehold interest in the Leasehold for the term set forth in
     Schedule 3.6. The Leasehold and Personal Leased Property constitutes all of
     ------------
     the leases under which Seller holds leasehold or subleasehold interests or personal property leases in real or personal property in connection with its operation of the Business. Seller has delivered to Purchaser complete and accurate copies of each of the Leasehold and the Personal Leased Property, together with all amendments, waivers or other changes thereto. The Leasehold constitutes all of the real property used or occupied by Seller in connection with its operation of the Business, except for off-site locations used by employees identified on Schedule 2.1(i). To Seller's Knowledge, there is no reason that any lessor under the Leasehold will not consent (where such consent is necessary) to the assignment of the Leasehold without requiring material modifications to the rights and obligations of the lessee thereunder.

         Section 3.7    Intellectual Property.
                        ---------------------

               (a)    Schedule 3.7(a) hereof contains an accurate and complete
                      ---------------
     description of all of Seller's Intellectual Property rights. Seller owns and has the right and power to sell, assign and/or license, said Intellectual Property rights. All licenses for software to which Seller is a party or which are binding on Seller are included on Schedule 3.7(a)
                                                            ---------------
     hereof as contracts, and Seller is in full compliance with the terms thereof. No royalties, honoraria or other fees are payable by the Seller to any third parties for the use of or right to use any Intellectual Property except as set forth on Schedule 3.7(a).
                            ---------------

               (b) The Intellectual Property owned by Seller and to Seller's Knowledge, any Intellectual Property used and not otherwise owned by Seller, is valid and subsisting, in full force and effect, and has not been cancelled, expired, or abandoned. There is no pending threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the Intellectual Property owned by Seller and to Seller's Knowledge, any Intellectual Property used by Seller against any Intellectual Property licensed to Seller.

               (c) To Seller's Knowledge, the conduct of the Business as currently conducted or as planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property owned or controlled by any third party.

               (d) There are no claims or suits pending or threatened, and Seller has not received any written notice of a third party claim or suit:
     (a) alleging that its activities or the conduct of the Business infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property.

               (e) Seller exclusively owns, free and clear of all Liens, obligations to license or other adverse claims, all its owned Intellectual Property.

               (f) Seller has taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns. Except as disclosed on
     Schedule 3.7(f), and to Seller's Knowledge, (i) neither the conduct of
     ---------------
     Seller's Business nor the use of the Conveyed Assets (including, without limitation, the Intellectual Property), nor the products manufactured, distributed or sold by Seller infringe or otherwise impair or conflict with ("Infringe") any intellectual property of any Person, (ii) the Intellectual Property of the Seller is not being Infringed by any Person, and (iii) there is no litigation or order pending or outstanding, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of Seller and there is no valid basis for the same.

               (g)  Except as set forth on Schedule 3.7(g), the consummation of
                                           ---------------
     the transactions contemplated hereby will not result in the alteration, loss or impairment of the validity, enforceability or Seller's right to own or use any of the Intellectual Property, nor will such transactions require the approval of any Person with respect to any intellectual property rights.
               (h) Seller has taken all reasonable steps to protect the Seller's rights in its confidential information. Without limiting the foregoing, Seller requires each employee to execute appropriate agreements. Except under valid and enforceable confidentiality obligations, to Seller's Knowledge, there has been no material disclosure of any of Seller's confidential information to any Person.

         Section 3.8  Material Contracts.
                      ------------------

               (a) Seller has delivered to Purchaser true and correct copies of the Assumed Contracts. To Seller's Knowledge, there are no material oral contracts relating to the Assumed Contracts or the Business. The Assumed Contracts are the only material agreements or contracts of Seller (other than this Agreement, the Bill of Sale and the Instrument of Assumption) which relate to the Business and the Conveyed Assets. Except as set forth on Schedule 3.8(a)(i), (i) all of such Assumed Contracts are currently in
        ------------------
     full force and effect, (ii) Seller has performed all the obligations required to be performed by it in connection with the Assumed Contracts and is not in default under or in breach of any Assumed Contract, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder, and (iii) to Seller's Knowledge there is no anticipated breach by the Seller or the other parties thereto. Except as set forth on Schedule 3.8(a)(ii), the Assumed Contracts
                                     -------------------
     (x) are
     assignable by Seller to Purchaser; and (y) were entered into at arm's length in the ordinary course of business.

                    (b)  Except as disclosed on Schedule 3.8(b), no Assumed
                                                ---------------
     Contract requires the consent of a third party to assign such Assumed Contract to Purchaser.

                    (c) Except as disclosed in Schedule 3.8(c), (i) to the
                                               ---------------
     Knowledge of Seller, no contract or commitment required to be disclosed on
     Schedule 2.1(b) has been breached or canceled by the other party; (ii)
     ---------------
     within the previous twelve (12) months no customer or supplier has indicated in writing or to Seller's Knowledge orally that it shall stop or decrease the rate of business done with Seller or that it desires to renegotiate its Assumed Contract with Seller; (iii) Seller is not a party to any contract requiring it to purchase goods or services or lease property above or below (as the case may be) prevailing market rates and prices or to sell goods or services below prevailing market rates or below the cost of such goods or services to Seller, and (iv) no other party to any such Assumed Contract has asserted the right to renegotiate, cancel or terminate prior to the full term of any such Assumed Contract.

                    (d) Except as specifically contemplated by this Agreement and except as set forth in Schedule 3.8(d), with respect to the Business,
                                ---------------
     Seller is not a party to or bound by, and the Conveyed Assets are not bound by, whether written or oral, any :

                           (i) contract relating to mortgaging, pledging or otherwise placing a Lien, except for Permitted Liens, on any of its assets;

                           (ii) contract with respect to the lending or investing of funds;

                           (iii) guaranty of any obligation, other than endorsements made for collection;

                           (iv) contract which prohibits Seller from freely engaging in the Business anywhere in the world, other than the Assumed Contracts;

                           (v) contract relating to the distribution, marketing or sales of its products, other than the Assumed Contracts;

                           (vi) contract pursuant to which Seller subcontracts work to third parties; or

                           (vii) contract relating to the acquisition or sale of the Business (or any material portion thereof), other than this Agreement.

               Section 3.9    Compliance with Law.  The Business is being
                              -------------------
     conducted in compliance with all permits, orders, judgments, injunctions and decrees and applicable laws, and the rules and regulations of any Governmental Entity purporting to have jurisdiction over the conduct of the Business or the Conveyed Assets, except to the extent such noncompliance would not have a Material Adverse Effect.

             Section 3.10     Litigation.
                              ----------

                      (a)  Except as set forth on Schedule 3.10, there are no
                                                  -------------
     actions, suits, proceedings, orders, judgments, decrees or investigations pending or, to Seller's Knowledge, threatened against or affecting Seller with respect to the Business or the Conveyed Assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of Seller there is no basis known for any of the foregoing. Except as set forth on
     Schedule 3.10, Seller has not received any opinion or legal advice in
     -------------
     writing to the effect that Seller is exposed from a legal standpoint to any liability or disadvantage which may be material to the Business as previously, presently or as proposed to be conducted or the business prospects of the Business. Neither Seller with respect to the Business nor any of the Conveyed Assets is subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

                      (b) There are no outstanding orders, injunctions or, decrees of any Governmental Entity that apply to the Conveyed Assets that restrict the ownership, disposition or use of the Conveyed Assets or the conduct of the Business in any material respect.

             Section 3.11  Real Property.  Except for the Leasehold, the
                           -------------
     Business and the Conveyed Assets include no owned or leased real property of any kind. To Seller's Knowledge, there are no violations of any applicable building, zoning, safety or other laws, ordinances or regulations with respect to Seller's use and/or occupancy of the Leasehold.

             Section 3.12  Employees and Independent Contractors.  Schedule 3.12
                           -------------------------------------   -------------
     lists each independent contractor who is retained by Seller exclusively in connection with the Business on the date hereof. Employees of Seller who are assigned exclusively to the operations of the Business on the date hereof are listed in Schedule 5.9(a). Except as set forth in Schedule 3.12,
                          ---------------                         -------------
     Seller is not a party to or bound by any agreement for the employment of any person who works for Seller on the date hereof in connection with the Business which is not terminable without liability or any payment obligation on thirty (30) days' or less notice. Schedule 3.12 sets forth
                                                     -------------
     all individual employment and compensation agreements applicable to the employees of Seller who are assigned exclusively to the operations of the Business on the date hereof. Schedule 3.12 further sets forth all bonus and
                                  -------------
     severance arrangements, if any, individually or generally made available to employees of Seller who are assigned exclusively to the operations of the Business on the date hereof in connection with the transactions contemplated by this Agreement. Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller with respect to the Business, nor is Seller a party to any collective bargaining agreement with any labor union. Seller is not subject to any claim for wrongful dismissal, constructive dismissal or any other claim or complaint, actual or threatened, or any audit or investigation by a government agency, or any litigation, actual or threatened, relating to employment, discrimination or termination of employment of any employee or former employee of Seller, who is or was employed in connection with the Business. Seller has complied in all material respects with all applicable laws relating to the Employees, including provisions thereof relating to wages, hours, vacation, overtime, notice, pay in lieu of notice, termination and severance pay, occupational health and safety, equal opportunity, collective bargaining and the payment of social security and other Taxes, the Worker Adjustment and Retraining Notification Act, and the Immigration Reform and Control Act of 1986, or any similar provisions of foreign, federal, state or local law. To the Knowledge of Seller, no Employee is in breach of any noncompete, nondisclosure, confidentiality, or similar provision of any contract to which such Employee is bound, by virtue of his or her employment with the Business.

             Section 3.13  Employee Benefit Plans.  Each "employee benefit
                           ----------------------
     plan", within the meaning of Section 3(3) of ERISA, maintained by or on behalf of Seller is in substantial compliance with all applicable provisions of ERISA and the Code except for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Except as any of the following either individually or in the aggregate would not have a Material Adverse Effect on the Business, or result in any material liability to Purchaser following the Closing Date, (w) neither Seller nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA and no condition exists that could reasonably be expected to present a risk to Seller or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course which have been paid when due), (x) neither Seller nor any ERISA Affiliate contributes, or has been obligated to contribute to, any "multiemployer plan," within the meaning of Section 4001(c) of ERISA, during the five (5)- year period prior to the date hereof, (y) no "employee benefit plan," maintained or contributed to by Seller or any ERISA Affiliate has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived; and (z) there are no pending or, to the Knowledge of Seller, threatened, claims, actions, investigations or suits with respect to any Seller Plan. Upon the request of Purchaser, Seller will provide or make available to Purchaser true and complete copies of each Seller Plan.

             Section 3.14  Brokers or Finders.  Neither Seller nor any of its
                           ------------------
     Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

             Section 3.15  Environmental Matters.  Seller has complied with and
                           ---------------------
     is currently in compliance in all material respects with all Environmental and Safety Requirements, has no material liabilities, including, without limitation, corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements and has not received any oral or written notice, report or information regarding any such liabilities, including, without limitation, corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Business or any of its properties or facilities or any of the Conveyed Assets. To the Knowledge of the Seller, none of the following exists at the Facility with respect to the Business: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; or (iii) materials or equipment containing polychlorinated biphenyls.

             Section 3.16  Customers.  Schedule 3.16(a) hereof contains a
                           ---------   ----------------
     complete and accurate list of all customers of the Business who have licensed software and/or other Intellectual Property Rights or purchased other goods and services within the past twelve (12) months. Schedule
                                                                  --------
     3.16(b) hereof contains a complete and accurate list of all customers of
     -------
     the Business to which licensing, maintenance, support and/or other services are no longer being provided by Seller due to poor credit history or other disputes with such customers. Except for the customers set forth on
     Schedule 3.16(b), there has not been any material adverse change in the
     ----------------
     business relationship between Seller and any customers of the Business within the past twelve (12) months.

             Section 3.17  Suppliers.  Schedule 3.17 hereof contains a complete
                           ---------   -------------
     and accurate list of all suppliers of Seller to whom Seller has made payment of at least Fifty Thousand Dollars ($50,000) for licensed software, other Intellectual Property or goods and services furnished within the past twelve (12) months. There has been no material adverse change in the business relationship between Seller and any supplier listed on Schedule
                                                                     --------
     3.17.
     ----

             Section 3.18  Licenses and Permits. Schedule 3.18 contains a
                           --------------------  -------------
     complete listing of all permits, licenses, variances, franchises, orders, approvals, consents, certificates, registrations and other authorizations of a Governmental Entity (foreign, national or local) (collectively, the "Licenses") owned or possessed or used by Seller in the Business as it is presently conducted. Except as indicated on Schedule 3.18, Seller owns or
                                                 -------------
     possesses all right, title and interest in and to all Licenses which are necessary to own and operate the Conveyed Assets and to conduct the Business as presently conducted and shall use its reasonable efforts to maintain such Licenses. Seller is in material compliance with the terms and conditions of such Licenses. No loss or expiration of any License is pending or, to Seller's knowledge, threatened, other than expiration in accordance with the terms thereof .

             Section 3.19  Tax Liens.  The Conveyed Assets are free and clear of
                           ---------
     any Lien related to any Tax liability whatsoever or howsoever arising (whether accrued, absolute or contingent) or any Lien arising under ERISA.

             Section 3.20  Product Warranties.  All written product warranties
                           ------------------
     of Seller made in connection with the Business and all written product warranties made by third parties to Seller in connection with the Business have been made available to Purchaser. All material product warranties made by Seller in the Business are contained in the Assumed Contracts listed in
     Schedule 2.1(b), other than implied warranties by operation of law or
     ---------------
     otherwise.

             Section 3.21  Guaranties.  Seller is not a guarantor or otherwise
                           ----------
     held liable for any liability or obligation (including indebtedness) of any other person or entity relating to the Business.

             Section 3.22  Accounts Receivable.  Schedule 3.22 sets forth (i)
                           -------------------   -------------
     all current Accounts Receivable and (ii) invoices related to the Business that have been written off as uncollectable by Seller within the past twelve (12) months.

             Section 3.23  Accounts Payable.  The accounts payable relating to
                           ----------------
     the Business all were (and as of the Closing Date will be) incurred in the ordinary course of the Business. Seller is current and is not in default with respect to such accounts payable.

             Section 3.24  Affiliate Transactions.  Except as disclosed on
                           ----------------------
     Schedule 3.24 or in connection with employees' employment with Seller, no
     -------------
     officer, director, employee, stockholder, or Affiliate of Seller is a party to any contract or transaction with Seller relating to the Business or has any interest in any of the Conveyed Assets. Schedule 3.24 hereto describes
                                                 -------------
     all intercompany or affiliated services provided to or on behalf of the Business by Seller or its Affiliates and to or on behalf of Seller and its Affiliates by the Business and all intercompany transactions or contracts among Seller and its Affiliates with respect to the Business.

             Section 3.25  Products Liability.  There are not presently pending
                           ------------------
     or, to the Knowledge of Seller, threatened any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it arising out of any injury to individuals or property as a result of Seller's ownership of the Conveyed Assets.

             Section 3.26  No Other Representations or Warranties.  Except for
                           --------------------------------------
     the representations and warranties contained in this Agreement, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or any of its Affiliates.

             Section 3.27  Software.
                           --------

                     (a) The computer software, data content (in both source and executable file format), including the Software included in the Business, and the Intellectual Property performs in all material respects in accordance with the documentation and other written material used in connection with the Software, is free of material defects in programming and operation, is in machine-readable and human readable form, contains all current revisions of the Software and includes all computer programs, materials and processes related to the Software. Seller has made available to Purchaser complete and correct copies of all existing technical, user manuals, design documents, configuration documents, compilation instructions related to the Software and the required operating environment, the absence of which would not have a Material Adverse Effect.

                     (b) To Seller's Knowledge, no employee of the Seller is in default under any term of any employment contract or nondisclosure agreement with the Seller relating to the Software, or any other contract or any restrictive covenant with the Seller relating to the Software or its development or exploitation. Except as set forth on
     Schedule 3.27(b), the Software was developed entirely by employees of the
     ----------------
     Seller, and within the employee's scope of employment for the Seller. To Seller's Knowledge, each such employee was, during the time of such employee's participation in such development, exclusively an employee of the Seller. To Seller's Knowledge, the Software does not include any inventions of any employees made prior to the time such employees became employees of the Seller or any intellectual property of any previous employer of such employee.

                    (c)  To Seller's Knowledge, and except as set forth on
     Schedule 3.27(c), all right, title and interest in and to the Software is
     ----------------
     owned by the Seller, free and clear of all Liens, and, except for non-exclusive licenses granted to customers in the ordinary course of business, no party other than the Seller has any interest in the Software, including, without limitation, any security interest, license, contingent interest or otherwise. To Seller's Knowledge, the Seller's development, use, sale or exploitation of the Software does not violate in any material respect any rights of any other Person, and the Seller has not received any written communication alleging such a violation. Except as set forth on Schedule
                                                                     --------
     3.27(c), other than employees and sales agents, the Seller does not have
     -------
     any obligation to compensate any person for the development, use, sale or exploitation of the Software nor has the Seller granted to any other person or entity other than customers and sales agents any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

                    (d) The Seller has used commercially reasonable efforts to prohibit the public disclosure of the source code for the Software to any person or entity other than certain employees of the Seller. The Seller has used commercially reasonable efforts to protect the confidential and proprietary nature of the Software. There have been no patents applied for and, except as set forth on Schedule 3.27(d), no copyrights registered for
                                 ----------------
     any part of the Software. Except as set forth on Schedule 3.27(d), Seller
                                                      ----------------
     has not licensed the source code to any party except to an escrow agent as part of an escrow agreement, as set forth on Schedule 3.27(d), and no such
                                                  ----------------
     source code has been released from escrow to a third party.

                    (e) To Seller's Knowledge, the Conveyed Assets do not contain any viruses, Trojan horses, trap doors, back doors, Easter eggs, worms, time bombs, cancelbots or other computer programming routines that could damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information, other than as would not have a Material Adverse Effect.

                    (f)  Except as set forth on Schedule 3.27(g), neither the
                                                ----------------
     Conveyed Assets nor the Intellectual Property contain any shareware, open source code and/or freeware.

                    (g)  Except for Microsoft office suite shrink-wrap software,
     Schedule 2.1(e) sets forth a complete and accurate list of all agreements
     ---------------
     granting or obtaining any right to use or practice any rights under any Licensed Software, to which the Seller is a party or otherwise bound (collectively, the "License Agreements").

                    (h) The License Agreements are valid, binding and transferable obligations of Seller, enforceable in accordance with their terms, and, to the Seller's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute a default by Seller under any such License Agreement.

             Section 3.28  Undisclosed Liabilities. Except (a) as disclosed in
                           -----------------------
     the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since June 30, 2001, Seller has not incurred any liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or would be reasonably likely to have, a Material Adverse Effect on the Business.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller as follows:

             Section 4.1   Organization.  OAO is a corporation duly organized,
                           ------------
     validly existing and in good standing under the laws of the State of Delaware. OAO Transition is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. OAO has all requisite corporate power and authority and OAO Transition has all requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

             Section 4.2   Authority Relative to this Agreement.  OAO has the
                           ------------------------------------
     requisite corporate power and authority and OAO Transition has the requisite limited liability company power and authority to execute and deliver this Agreement and the Instrument of Assumption. The execution and delivery of this Agreement and the Instrument of Assumption and the performance by each of OAO and OAO Transition of its obligations hereunder and thereunder have been authorized by all requisite corporate action on the part of Purchaser. This Agreement has been validly executed and delivered by each of OAO and OAO Transition and, assuming that this Agreement has been duly authorized, executed and delivered by Seller, constitutes, and the Instrument of Assumption that is to be executed and delivered by each of OAO and OAO Transition at the Closing will constitute when executed and delivered by each of OAO and OAO Transition, a valid and binding obligation of Purchaser, enforceable against each of OAO and OAO Transition in accordance with its terms; except that such enforceability is subject to and limited by the effect of bankruptcy, insolvency, reorganization, arrangement and moratorium laws, laws relating to fraudulent transfers or conveyances and general principles of equity (whether asserted in an action at law or in equity).

             Section 4.3   Consents and Approvals; No Violations.
                           -------------------------------------

                    (a) Neither the execution and delivery of this Agreement or the Instrument of Assumption by Purchaser nor the performance by Purchaser of its obligations hereunder or thereunder will (i) violate the certificate of incorporation or by-laws of OAO or the certificate of formation or the operating agreement of OAO Transition, (ii) result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which Purchaser is a party or by which any of its properties or assets may be bound or (iii) violate any Law applicable to Purchaser, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which would not delay the consummation of the transactions contemplated by this Agreement.

                    (b) No filing with, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement, except for those filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not materially delay the consummation of the transactions contemplated hereby.

             Section 4.4   No Proceedings.  There are no proceedings, pending
                           --------------
     or, to the knowledge of Purchaser, threatened against or related to Purchaser which could affect Purchaser's ability to consummate the transactions contemplated by this Agreement and the Instrument of Assumption.

             Section 4.5   Financing.  Purchaser has (through cash on hand,
                           ---------
     existing credit arrangements or otherwise) as of the date hereof, and will have at the Closing and at the time required for payment of the First Earn-Out and the Second Earn-Out, sufficient funds to pay the Purchase Price then due and all other amounts payable by Purchaser at the Closing and to perform its obligations hereunder following the Closing and to provide adequate working capital to the Business (the "Financing").

             Section 4.6   Brokers or Finders.  Neither Purchaser nor its
                           ------------------
     Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

             Section 4.7   No Other Representations or Warranties.  Except for
                           --------------------------------------
     the representations and warranties contained in this Agreement, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser.

             Section 4.8   Investigation by Purchaser.  Purchaser has conducted
                           --------------------------
     its own independent review and analysis of the Conveyed Assets, the Assumed Liabilities and the Business and acknowledges that Purchaser has been provided access to the key management, properties, premises and records of Seller relating to the Conveyed Assets and the Business for such purpose.

                                   ARTICLE V

                                   COVENANTS

             Section 5.1   Conduct of the Business.  During the period from the
                           -----------------------
date hereof to the Closing, Seller shall, except as otherwise contemplated by this Agreement, operate the Business only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth on
Schedule 5.1, from the date of this Agreement to the Closing, without the prior
------------
written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), Seller:

                    (a) will not incur any Assumed Liability that is materially adverse to the Business, except for liabilities and obligations incurred in the ordinary course of business;

                    (b) will not mortgage, pledge or subject any Conveyed Assets to any Lien other than Permitted Liens ;

                    (c) except in the ordinary course of business, will not transfer to any third party any material rights under any licenses, sublicenses or other agreements with respect to any material Intellectual Property;

                    (d) will not surrender, revoke or otherwise terminate any material license, permit, registration or other approval, authorization or consent from any Governmental Entity relating to the conduct of the Business;

                    (e) will not increase the compensation or fringe benefits payable or to become payable to any Employee (as defined herein), other than regular salary increases in the ordinary course of business;

                    (f) will not surrender, revoke or otherwise terminate any material License from any Governmental Entity relating to the conduct of the Business;

                    (g) maintain in full force and effect policies of insurance in such amounts as Seller has heretofore maintained;

                    (h) continue its normal policies and procedures regarding suppliers of goods and services to the Business and sales and licenses to customers;

                    (i) maintain the Conveyed Assets in as good working order and condition as they were on the date of this Agreement, normal wear and tear excepted;

                    (j) not make any capital expenditure in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, or enter into any long-term lease or other agreement involving real estate or capital equipment;

                    (k) not sell or otherwise dispose of any of the Conveyed Assets, except for Conveyed Assets consumed or disposed of in the ordinary course of business, or if no longer used in the operation of the Business, or in connection with the acquisition of replacement property of equivalent kind or value;

                    (l) use reasonable efforts to preserve its goodwill with all employees, customers and suppliers;

                    (m) not waive any material right under any contract relating to the Business; and

                    (n) furnish a list of all material contracts entered into between the date of this Agreement and the Closing Date; and

                    (o) will not enter into any agreement or arrangement to take any action described in clauses (a) to (e), (k) and (m) of this
     Section 5.1.

             Section 5.2   Access to Information; Confidentiality.
                           --------------------------------------

                    (a) After the date hereof and prior to the Closing, Seller shall permit Purchaser and its representatives and agents to have reasonable access during normal business hours to Seller's books and records relating to the Business, employees identified by Purchaser and customers, and Seller shall furnish promptly to Purchaser such available information concerning the Conveyed Assets and the Business as Purchaser may reasonably request. Notwithstanding the foregoing, Seller need not disclose to Purchaser any information which would violate applicable laws or regulations.

                    (b) Information disclosed to Purchaser pursuant to Section 5.2(a) hereof shall be subject to the Confidentiality Agreement, dated as of March 9, 2001, by and between Seller and Purchaser (the "Confidentiality Agreement"), and Purchaser shall, in accordance therewith, cause its directors, officers, employees, Affiliates, advisers, representatives and agents to, treat as confidential all of the information provided by Seller pursuant to Section 5.2(a) hereof or otherwise and not to use such information except in connection with the transactions contemplated hereby and in accordance with the Confidentiality Agreement, and Purchaser shall be responsible for any breach by any of said directors, officers, employees, Affiliates, advisers, representatives and agents of any of such confidentiality obligations.

                    (c) Following the Closing, each party shall permit the other party and its representatives and agents to have reasonable access during normal business hours to the books and records relating to the Business to the extent that such access may be reasonably required (i) in connection with preparation of accounting records, (ii) in connection with the preparation of any Tax Returns or with any Tax audits, (iii) in connection with any Proceeding relating to the Business, or (iv) for any other proper business purpose, including, without limitation, information and records relating to customers.

                    (d) Any information disclosed to Purchaser or Seller pursuant to Sections 5.2(c) or 2.6(d) hereof shall be treated as confidential information and the parties shall cause their officers, directors, officers, employees, Affiliates, advisers, representatives to treat as confidential all of the information provided pursuant to Sections 5.2(c) or 2.6(d) and not to use such information except in connection with the transactions contemplated hereby and each party shall be responsible for any breach by any of said directors, officers, employees, Affiliates, advisers, representatives and agents of any such confidentiality obligations.

             Section 5.3   Best Efforts.  Upon the terms and subject to the
                           ------------
     conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to the preparation and filing of all other forms, registrations and notices required to be filed by such party in order to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any approvals, consents, orders, exemptions or waivers of Governmental Entities required to be obtained by such party in order to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, this Section 5.3 shall not be deemed to require any party hereto to accept, as a condition to obtaining any consent, permit or license, any material limitation on its ability or the ability of its Affiliates to own their respective assets or conduct their respective businesses as currently conducted or proposed to be conducted.

             Section 5.4   Further Assurances.  Each party hereto shall from
                           ------------------
     time to time after the Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other party to make effective the transactions contemplated by this Agreement. Seller will execute such documents as may be necessary to assist Purchaser in preserving or perfecting its rights in the Conveyed Assets. Purchaser will execute and deliver such further instruments and take such additional actions as Seller may reasonably request to effect, consummate, confirm or evidence the assumption by Purchaser of the Assumed Liabilities.

             Section 5.5   Transfer and Similar Taxes.  Except as otherwise
                           --------------------------
     provided herein, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes incurred in connection with the transfer of the Conveyed Assets and the assignment and assumption of the Assumed Contracts and the Assumed Liabilities pursuant to the terms of this Agreement ("Transfer Taxes") shall be allocated equally between Seller, on the one hand, and Purchaser, on the other hand. Each of Seller, on the one hand, and Purchaser, on the other hand, will be responsible for the preparation of any Tax Returns with respect to any Transfer Taxes payable in connection with the transfer of the Conveyed Assets for which it is primarily liable. Each of Seller and Purchaser shall provide the other party with copies of such Tax Returns at least ten business days prior to the due date of each such Tax Return. If the receiving party materially disagrees with such Tax Return as prepared, within three days after receiving the copy of such Tax Return, the receiving party shall deliver to the preparing party a written notice specifying the basis for such disagreement. The parties shall then, in good faith, attempt to reach a mutual resolution prior to the date upon which such Tax Return is due. If the parties are unable to reach a mutual resolution, the preparing party shall timely file such Tax Return as originally sent to the receiving party.

             Section 5.6   Publicity.  Except as otherwise required by law,
                           ---------
     Securities and Exchange Commission regulations or applicable stock exchange requirements, prior to the Closing neither Purchaser nor Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other party, which approval shall not unreasonably be withheld. Each party shall notify the other forty-eight (48) hours in advance of any press release concerning the Business. Seller acknowledges that Purchaser shall be required to disclose this transaction via press release, a copy of which shall be delivered to Seller prior to release for Seller's review and comment.

             Section 5.7   Supplemental Disclosure.  Seller shall have the right
                           -----------------------
     from time to time prior to the Closing to supplement or amend a schedule attached hereto with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in any Section of such Schedule. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article VI have been satisfied, but will be deemed to have cured any such breach of representation or warranty made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of Article VIII hereof.

             Section 5.8  Mail And Communications.  Seller shall promptly remit
                          -----------------------
     to Purchaser any mail or other communications, including, without limitation, any written or e-mail inquiries and payments received by Seller relating to the Business or the Conveyed Assets and any invoices received by Seller relating to Assumed Liabilities which are received by Seller from and after the Closing Date. Purchaser shall promptly remit to Seller any mail or other communications, including, without limitation, any written or e-mail inquiries and payments received by Purchaser relating to any business or activity of Seller other than the Business, and any invoices received by Purchaser relating to liabilities other than the Assumed Liabilities which are received by Purchaser from and after the Closing Date. With respect to any mail addressed to Seller received by Purchaser from and after the Closing Date which relates to the Business, the Conveyed Assets or the Assumed Liabilities, Seller hereby authorize Purchaser to receive and open such mail and deal with the contents thereof in any reasonable manner, provided that any such action in no way damages or prejudices Seller.

             Section 5.9   Employees.  (a) Schedule 5.9(a) sets forth the name,
                           ---------       ---------------
     title, base rate of salary or wages, bonus eligibility, date of hire, years of service, exempt or non exempt status and active or inactive status, of each full-time and part-time employee of Seller assigned exclusively to the operations of the Business as of the date hereof or prior to the Closing (collectively, the "Employees"). Except for the Excluded Employees, no later than ten (10) days prior to the Closing Date, Purchaser will make offers of employment to each of the Employees, including those Employees who are on military leave, family leave, sick leave, vacation, or other temporary leave of absence as of such date, subject to the provisions of
     Section 5.9(b). Each employment offer made pursuant to this paragraph will be for employment (i) effective after the Closing Date; (ii) at the same or greater rate of annual base salary or wages that is in effect with respect to such Employee as of the day immediately preceding the Closing Date; and
     (iii) that will allow such Employee to participate in the employee benefit plans, programs, polices and arrangements of Purchaser and/or its Affiliates (collectively, the "Purchaser Plans") on terms no less favorable in the aggregate than those that apply to similarly situated employees of Purchaser. Subject to the express agreements of Purchaser contained in this
     Section 5.9, nothing contained herein shall be deemed to limit the ability of Purchaser, following the Closing Date, to (A) terminate the employment of any Hired Employee or (B) amend, modify or terminate any Purchaser compensation policy or Purchaser Plan in accordance with its terms, so long as, during the eighteen (18) month period following the Closing Date, any such amendment, modification or termination is applicable with respect to Purchaser's employees generally and does not solely affect the Hired Employees. For all purposes under each employee benefit plan, program, policy or arrangement maintained by or on behalf of Seller (collectively, the "Seller Plans"), Hired Employees (as such term is defined in Section 5.9(c) below) will be deemed to have terminated employment with Seller as of the Closing Date.

               (b)  Notwithstanding anything to the contrary contained in
Section 5.9(a), as of the Closing, any Employee who is on leave under the provisions of the Family Medical Leave Act, on leave and receiving workers compensation benefits, or receiving benefits under Seller's short-term disability program shall be deemed to be an employee of Seller until such time as the employee is no longer on such leave, receiving workers compensation benefits or eligible for benefits under Seller' short-term disability program. At such time Purchaser shall offer such Employee employment in accordance with provisions of this Section 5.9; provided, that such time occurs within 100 days
                                --------
following the Closing Date; and provided, further, that Purchaser shall not be
                                --------  -------
required to hire any such Employee unless he or she has been certified as able to return to work by his or her treating physician.

               (c) Each Employee who accepts Purchaser's offer of employment made pursuant to Section 5.9(a) and who remains employed with Seller as of the Closing Date will be referred to herein as a "Hired Employee." For the purposes of this Agreement, except with respect to Employees referenced in Section 5.9(b), any Employee who fails to accept in writing employment with Purchaser by the Closing Date will be deemed to have rejected employment with Purchaser effective as of the Closing Date and will not be treated as a Hired Employee. On the Closing Date, Purchaser shall provide Seller with a list of Employees who have accepted employment with Purchaser as of the Closing Date.

               (d) With respect to Hired Employees, Purchaser shall assume and honor the obligation to provide or pay the Hired Employees with respect to their accrued but unpaid vacation time as of the Closing Date, in accordance with Seller's policy as in effect as of the Closing Date, as disclosed to Purchaser prior to the Closing Date, for which Purchaser shall receive reimbursement pursuant to Section 2.7(d). With respect to those employees of the Business who receive offers of employment from Purchaser in accordance with Section 5.9(a) but do not accept such offers of employment, the employment of such individuals with Seller and its Affiliates shall be terminated as of the Closing Date and Seller will be liable for payment of vacation time accrued but unpaid as of the Closing Date in accordance with Seller's policies as in effect as of the Closing Date.

               (e) Seller will retain responsibility for any legally mandated continuation of health coverage and related notices for any Employee who has a loss of health care coverage due to a "qualifying event," within the meaning of
Section 4980B of the Code, which occurs on or prior to the Closing Date.

               (f) Purchaser will credit each Hired Employee's full and partial years of service with Seller for purposes of eligibility (but not for purposes of benefit accrual) under the Purchaser Plans and for purposes of determining the level of benefits under any Purchaser Plan that is a vacation pay plan; provided, that such crediting of service will not result in a duplication of the
--------
benefits that shall have been paid or that shall be payable by Seller to such Hired Employee under any of the Seller Plans. With respect to the participation of any Hired Employee in a Purchaser Plan that relates to health, sickness, salary continuation, or short-term or long-term disability benefits, Purchaser will (i) waive all waiting periods for participation or coverage to the extent that, as of the day immediately preceding the Closing Date, such waiting period shall have been waived or satisfied with respect to such Hired Employee under the terms of the analogous Seller Plan, and (ii) to the extent required by applicable law, waive all pre-existing condition limitations to the extent that, as of the day immediately preceding the Closing Date, such limitations shall have been waived with respect to such Hired Employee under the terms of the analogous Seller Plan. The Hired Employees shall be vested in their full and partial years of service under the Purchaser Savings Plan.

               (g) As of the Closing, and for a period of one year from and after the Closing Date, Purchaser will provide Hired Employees severance benefits equal to one week of severance benefits for each year of service; however, such severance benefits shall not exceed six (6) weeks nor be less than two (2) weeks, taking into account for this purpose the service of such Hired Employee with

Seller, plus the term of his or her employment with Purchaser, provided that such Hired Employee is not terminated for cause.

               (h) Purchaser shall cause each Hired Employee who is covered under, or eligible to participate in, the tax-qualified 401(k) savings plan maintained by Seller (the "Seller Savings Plan") immediately prior the Closing Date to be covered under a 401(k) savings plan maintained by Purchaser (the "Purchaser Savings Plan") immediately following the Closing Date. Seller shall cause to be transferred from the Seller Savings Plan to the Purchaser Savings Plan the full cash value of the Hired Employees' vested account balances under the Seller Savings Plan, including any outstanding participant loans, and Purchaser shall cause the Purchaser Savings Plan to accept such transfer. The transfer of assets and the related liabilities shall take place as soon as practicable following the Closing Date; provided, however, that in no event shall the transfer take place until Seller has provided Purchaser with a favorable determination letter from the Internal Revenue Service with respect to the qualification of the Seller Savings Plan under Section 401(a) of the Code; and Seller has no Knowledge that any event has occurred since its receipt of such letter that would adversely affect the qualification of such Seller Savings Plan. Seller and the Seller Savings Plan shall be relieved of the liability for the Hired Employees' accounts under the Seller Savings Plan following the transfer of assets and liabilities described in this paragraph.

               (i) Purchaser agrees that each Hired Employee currently participating in the Seller's written sales bonus plan provided to Purchaser prior to the Closing Date, will continue under the terms of such plan through calendar year 2001. As soon as is practicable following the end of 2001, Purchaser shall pay the amount of the bonuses earned for the calendar year 2001 between April 1, 2001 and the Closing Date and compensate any Hired Employee under such plan for its pro-rata portion for any such bonus for services rendered to the Purchaser after the Closing Date through the end of calendar year 2001; provided, however, that pursuant to Section 2.7(d), Purchaser shall
           --------  -------
be credited for any portion of such bonus earned prior to or on the Closing
Date.

          Section 5.10   Transition Services. Subject to Section 5.11 hereof,
                         -------------------
Seller shall not take any action that would or is reasonable likely to result in discouraging EZ-CAP Customers, suppliers, vendors, service providers, employees, lessors, licensors and other business relations from maintaining the same business relationships with the Business after the date of this Agreement. Seller shall refer all customer inquiries with respect to the Business to Purchaser from and after the Closing Date.

               (a) Seller shall provide to Purchaser certain corporate support services and access to certain Seller systems and telecommunications services which were previously utilized in supporting certain functions of the Business and the Conveyed Assets, which support functions were not transferred to Purchaser, as set forth in Schedule 5.10(b) (the "Services") from the Closing
                           ----------------
Date up to the time specified on Schedule 5.10(b). The Services to be provided
                                 ----------------
by Seller are limited to providing Purchaser: (i) access to those inter-company and affiliated services set forth on Schedule 5.10(b), (ii) access to Seller's
                                     ----------------
software that provides administrative, customer, technical, financial, accounting, product, business data support to the extent set forth on Schedule
                                                                      --------
5.10(b), (iii) access to historical records pertaining to the Business set forth
-------
on Schedule 5.10(b), (iv) customer service call center support at a level no
   ----------------
less than provided previous to the Closing Date, and (v) access to the data contained on Seller's Vantive and Goldmine systems for an aggregate fixed monthly fee set forth on Schedule 5.10(b). Purchaser agrees that any access to
                         ----------------
Seller's software and/or databases shall be used only as the software and databases relate to the Business, and that Purchaser shall not access or use any data that does not relate to the Business. Seller agrees to use commercially reasonable efforts to provide the Services in the manner and to the extent Seller customarily has provided such Services to the Business based on the ordinary course of business during the twelve (12)-month period prior to the Closing Date. Purchaser shall pay Seller the reasonable costs for each Service as set forth opposite the relevant Service on Schedule 5.10(b).

               (b) In providing the Services hereunder, Seller may use such personnel of Seller as it deems necessary or appropriate, provided that they
                                                          --------
have the requisite skills and knowledge of the Business to render the Services in a commercially reasonable manner. Purchaser agrees that its employees and any Hired Employees will cooperate with Seller as is reasonably required for Seller to provide the Services.

               (c) Purchaser understands that the Services are transitional in nature and are furnished by Seller for the purpose of accommodating the transactions contemplated by this Agreement. Purchaser further understands that Seller is not in the business of providing Services to third parties and has no interest in providing any Services after the dates specified on Schedule
                                                                --------
5.10(b). Purchaser agrees to transition to its own internal organization or
-------
other third party service providers for the provision of the Services as promptly as reasonably practicable but in no case later than the dates specified on Schedule 5.10(b).
   ----------------

               (d) No liability shall result from any delay or failure in performance by Seller resulting from any cause, condition or event beyond the reasonable control of Seller, including but not limited to acts of God, fire, flood, war, government action (including eminent domain), accident, labor trouble or shortage, or inability to obtain material, utilities, equipment or transportation (any such cause, condition or event a "Force Majeure Event"). If Seller is wholly or partially prevented from providing a Service or Services or if Services are interrupted or suspended, in each case by reason of any Force Majeure Event, or if Seller, in the exercise of its reasonable good faith judgment, shall deem it necessary to suspend delivery of a Service hereunder for purposes of inspection, maintenance, repair, or replacement of equipment, parts or structures, Seller shall not be obligated to deliver such Service during such periods, provided that Seller agrees to give, when feasible, written notice of the interruption within a reasonable period of time explaining the purpose and likely duration thereof. Upon cessation of a Force Majeure Event, Seller shall resume its provision of the Services consistent with the terms hereof.

               (e) Purchaser understands that Seller is not in the business of providing Services to third parties and that the standard of care to which Seller and any of Seller's employees performing Services hereunder shall be accountable shall be the standard of care used by Seller in furnishing these Services to its own internal organization and Affiliates, including the Business prior to the Closing Date, and under no circumstances shall Seller or its employees be held accountable for a greater standard of care.

               (f)  Aggregate fixed monthly fees set forth on Schedule 5.10(b)
                                                              ----------------
shall be paid by Purchaser to Seller within five (5) days of the end of each month.

               (g) Seller shall not be liable for any Loss (as defined in Section 8.2(a) hereof) arising out of or related to the Services, whether arising out of breach of warranty, strict liability, tort, contract or otherwise, other than Losses which result directly from Seller's willful failure to perform, or gross negligence in performing, the Services. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS SECTION 5.10.

               (h) Seller's obligation to provide Services hereunder shall terminate upon the earliest to occur of: (A) the expiration of each Service as specified on Schedule 5.10(b); (B) that day set forth in a termination notice
             ----------------
delivered by Purchaser to Seller (which day shall be at least thirty (30) calendar days following the date of such written notice); or (C) notice by the non-breaching party to the breaching party if the breaching party has breached or defaulted in performing any of its material obligations under this Agreement and the breach or default has not been cured within fifteen (15) business days after notice thereof shall have been given to the breaching party. In the event of a termination of the

Services pursuant to this Section 5.10 (i), Seller shall be entitled to the immediate payment of, and Purchaser shall within five business days pay to the Seller, all non-disputed accrued amounts for Services under this Agreement as of the date of such termination.

               (i) Seller and Purchaser are independent contractors and, during the term in which Services are provided hereunder, the relationship between Seller and Purchaser is that of vendor and vendee, with respect to the Services. Neither party (nor its agents or employees) shall under any circumstances be deemed agents, partners, joint ventures or representatives of the other party. Neither party shall have the right to bind the other party in any respect except as expressly provided herein.

               (j) Purchaser shall provide to Seller certain corporate support services related to the nine Seller employees who will remain for a period of time in the Leasehold ("Purchaser Services"), as set forth in Schedule 5.10(k)
                                                              ----------------
for the time and for the fees specified therein. The terms and conditions set forth in Section 5.10(c) - (j) shall apply to Purchaser Services, with each reference to Seller replaced with Purchaser and vice versa.

          Section 5.11   Non-Competition; Non-Solicitation.
                         ---------------------------------

               (a) For a period of five (5) years after the Closing Date (the "Non-Compete Period"), neither Seller nor any of its Affiliates shall compete with the Business throughout the Non-Compete Area. For purposes of this Agreement, the phrase "compete with the Business" means engaging in any business that offers services or sells products that are identical or substantially similar to the services, products or functionality provided by the Business as of the Closing Date. Notwithstanding the foregoing, neither Seller for any of its Affiliates shall be precluded from (i) entering into a merger, reorganization or other transaction which results in more than fifty percent (50%) of the voting securities or assets of Seller being acquired by any legal entity that competes with the Business, or (ii) acquiring any legal entity that competes with the Business so long as the primary purpose of such transactions is not to compete with the Business.

               (b)  Non-Solicitation. Seller agrees that, Seller shall not, and
                    ----------------
shall not permit any of its Affiliates to, directly or indirectly:

                    (i) except as set forth in this Agreement, for a period of two (2) years from the date of Closing, contact, approach or solicit for the purpose of offering employment to or hiring the Hired Employees, provided, however, that this restriction shall not apply to (A) Hired
     --------  -------
     Employees no longer employed by Purchaser or its Affiliates or (B) Hired Employees who respond to general solicitations or employment advertisements not specifically directed toward the Hired Employees; or

                    (ii) for a period of two (2) years, divert or attempt to divert from Purchaser or any of its Affiliates, with respect to a business that competes with the Business, any EZ-CAP Pipeline Customers, any customer, account, the identity of which was learned by Seller as a result of Seller's direct or indirect ownership of the Conveyed Assets or operation of the Business.

               (c)  Remedy for Breach. In the event of a breach of any of the
                    -----------------
provisions of this Section 5.11, Purchaser shall be entitled to all Losses (as defined in Section 8.2(a)) incurred by Purchaser resulting from or arising out of any such violation; such remedy shall be in addition to and not in limitation of any remedy in law or in equity (including injunctive relief) or under this Agreement; provided, however, that Purchaser's recovery under this Section
           --------  -------
5.11(c) shall not exceed the Purchase Price minus any amounts due or paid by Seller to Purchaser under Article VIII hereof.

          Section 5.12   Collection of Receivables. Seller will not assign any
                         -------------------------
receivable to a collection agency or equivalent, take or threaten to take legal action or otherwise escalate collection activities after the Closing Date without the express written knowledge and consent of Purchaser. The Account Receivable balance due to Seller after the Closing Date shall be collected as follows:

               (a) Purchaser and Seller will meet as early as practical after the Closing Date but in any event no later than 5:00 PM PST on the fifth business day after the Closing to define the receivable balance due and payable to Seller as of the Closing Date as well as Deferred Revenue due and payable to Purchaser. Seller shall provide access to Purchaser to all financial statements and materials that Purchaser reasonably needs to verify the accounts receivable and balance sheet accounts.

               (b) Cash Paid Deferred Revenue due at Closing shall be calculated as follows:

                    (i) Seller shall remit to Purchaser its estimate of Cash Paid Deferred Revenue on the Closing Date according to the following method. Any cash collected as of the Closing Date shall be included in the Cash Paid Deferred Revenue on the Closing Deferred Revenue Statement. Seller will estimate this amount on a date not later than the second day preceding the Closing Date and shall remit such amount to Purchaser on the Closing Date. This amount will be validated on or before the sixtieth
     (60th) day following the Closing Date and any balance due to either party to the other party will be paid within 24 hours.

                    (ii) Should a dispute arise between the parties, the parties will select an accounting firm jointly acceptable that was not involved in the acquisition or an auditor of either party to provide an opinion. The opinion will be binding upon the parties and the expense of the opinion will be shared equally.

               (c)  Accounts Receivable Collection Methodology. The parties
                    ------------------------------------------
agree to collect the outstanding receivables due to Seller as of the Closing Date as follows:

                    (i) Seller retain the collection responsibility of these monies through November 30, 2001 at which time Purchaser will be responsible for any and all collection of outstanding receivables due to Seller.

                    (ii) Seller will assign no collection agency or equivalent, take or threaten to take any legal action or threaten to discontinue support to any client for failure to pay after the Closing Date without the consent of Purchaser.

                    (iii) Seller will make available to Purchaser after the Closing Date all correspondence sent to clients, employees, prospects, vendors or suppliers related to the outstanding receivables as of the Closing Date.

                    (iv) Seller and Purchaser shall deem any receivable greater than or equal to 180 days of the Closing Date as uncollectable if payment is not received by the 180th day following the Closing Date. All collection activity on such deemed uncollectable amount by Seller will cease as of that point and an amount equal to such deemed uncollectable amount will reduce the accounts receivable balance owed to Seller.

                    (v) For any receivable beyond 60 days and less than 180 days as of the Closing Date, Seller agrees that it will pursue collections subject to the limitations described above through November 30, 2001.

                    (vi) After November 30, 2001, Purchaser, on Seller's behalf, will use its commercially reasonable efforts to collect any outstanding receivables balance owed to Seller and will remit any collected amount to Seller within five business days of receipt of thereof.

                    (vii) Any balance due as of January 31, 2002 shall be deemed uncollectable by Seller and the monies received to such date shall satisfy all obligations relating to Accounts Receivable under this Section
     5.12 and no further payments under this Section 5.12 shall be due and payable.

          Section 5.13   Financial Information.
                         ---------------------

               (a) Purchaser represents to Seller that (i) should the transaction contemplated by this Agreement close, Purchaser will be required to make certain filings with the Securities and Exchange Commission ("SEC Filings") within seventy-five (75) days of Closing; (ii) the SEC Filings require unqualified independent auditor opinions of financial statements of the Business for periods prior to the Closing Date prepared in accordance with Regulation S-X of the Securities Act, as amended (the "S-X Financial Statements"); and (ii) the
                                        ------------------------
S-X Financial Statements must include (i) an audited balance sheet, income statement and statement of cash flows of the Business for the years ending December 31, 1999 and December 31, 2000 (together, the "Audited Financial Statements") and (ii) an unaudited balance sheet as of June 30, 2000 and 2001, and an unaudited income statement and statement of cash flows of the Business for the six (6) months ended June 30, 2000 and June 30, 2001 (together the "Unaudited Financial Statements").

               (b) Seller represents to Purchaser that Seller, because of its historical operational structure and consolidated reporting, does not have and was not required to prepare Audited Financial Statements and Unaudited Financial Statements for the Business. Solely as an accommodation to Purchaser, at Purchaser's request and at Purchaser's expense not to exceed $50,000, Seller agrees to retain Pisenti & Brinker, LLP ("P&B") to prepare Audited Financial Statements and Unaudited Financial Statements for the Business. The retention shall provide for P&B to deliver Audited Financial Statements and Unaudited Financial Statements for the Business to Deloitte & Touche, the auditor of Purchaser ("D&T") within sixty-five (65) days of Closing. Purchaser shall cause D&T to be available to P&B to respond to any questions with respect to the preparation of the Audited Financial Statements and Unaudited Financial Statements and the SEC Filings. Seller agrees to cooperate with Purchaser and P&B in the preparation of the Audited Financial Statements and Unaudited Financial Statements in the same manner as a prudent business person would cooperate with an auditor when facing an SEC filing deadline of seventy-five
(75) days. If, in the view of Purchaser, Seller is not cooperating in such manner, Purchaser will give timely notice to Seller, such that the parties shall discuss and resolve any issues raised by Purchaser.

               (c) Purchaser further acknowledges and agrees that (i) Seller makes no representation or warranty, under the provisions of this Agreement or otherwise, with respect to the Audited Financial Statements or the Unaudited Financial Statements, and (ii) neither Seller, nor any of its officers, directors, employees, Affiliates, or representatives shall have any liability, on a direct or indirect basis, with respect to or arising out of the Audited Financial Statements or the Unaudited Financial Statements.

                                  ARTICLE VI

                                  CONDITIONS

          Section 6.1    Conditions to Each Party's Obligations. The respective
                         --------------------------------------
obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, if permissible) at or prior to the Closing of the following conditions:

               (a) All authorizations, consents, and approvals of Governmental Entities set forth in Schedule 3.3(b) (collectively, the "Authorizations") shall
                      ---------------
have been obtained and not rescinded, except for those Authorizations the failure of which to be obtained would not result in a Material Adverse Effect or result in criminal liability of any party.

               (b) There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.

          Section 6.2    Conditions to Obligations of Purchaser. The obligation
                         --------------------------------------
of Purchaser to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

               (a) The representations and warranties of Seller in this Agreement shall be true and correct in all respects as of the date hereof and the Closing Date as if made as of the Closing Date, other than representations and warranties that expressly speak as of a specific date or time (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect.

               (b) Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

               (c) Seller shall have delivered or caused to be delivered to Purchaser each of the documents specified in Section 2.7(b) hereof.

               (d)  The key employees listed on Schedule 6.2(d) shall have
                                                ---------------
accepted the Purchaser's offer of employment prior to or as of the Closing Date.

               (e) Seller shall have received the consents required under the Assumed Contracts set forth on Schedule 6.2(e), in the manner specified on
                               ---------------
Schedule 6.2(e).
---------------

          Section 6.3    Conditions to Obligations of Seller. The obligation of
                         -----------------------------------
Seller to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

               (a) The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of date hereof and the Closing Date as if made as of the Closing Date other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time).

               (b) Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

               (c) Purchaser shall have delivered or caused to be delivered to Seller each of the documents and items specified in Section 2.7(c) hereof.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

          Section 7.1    Termination. This Agreement may be terminated at any
                         -----------
time prior to the Closing by:

               (a)  mutual consent of Seller and Purchaser;

               (b) either Seller or Purchaser if the Closing shall not have occurred on or before September 15, 2001;

               (c) either Seller or Purchaser if a condition to such party's obligation set forth in Article VI hereof to perform becomes incapable of fulfillment; or

               (d) either Seller or Purchaser if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable.

          Section 7.2    Effect of Termination. In the event of the termination
                         ---------------------
of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of Sections 5.2(b) and 9.5 hereof; provided, that nothing
                                                       --------
contained in this Section 7.2 shall relieve any party from liability for any willful, material breach of this Agreement or the failure of Purchaser to obtain the Financing.

          Section 7.3    Amendment. This Agreement may be amended or modified at
                         ---------
any time by Seller and Purchaser, but only by an instrument in writing signed on behalf of each of Seller and Purchaser.

          Section 7.4    Extension; Waiver. At any time prior to the Closing,
                         -----------------
each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of any other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.


                                 ARTICLE VIII

                           SURVIVAL; INDEMNIFICATION

          Section 8.1    Survival Period. As provided herein, all
                         ---------------
representations and warranties of the parties contained in this Agreement, or any certificate delivered in connection herewith shall survive the Closing until the second anniversary of the Closing Date (the "Survival Period"). The parties agree that no claims or causes of action may be brought against Seller or Purchaser based upon, directly or indirectly, any of the representations or warranties of the parties contained in this Agreement after the Survival Period or, except as provided in Section 7.2 hereof, any termination of this Agreement; provided, that (i) the representations and
                               --------
warranties of Seller in Sections 3.2 and 3.13 and Purchaser in Sections 4.2, 4.6 and 4.8 shall survive indefinitely, (ii) the representations and warranties of Seller in Section 3.6 shall survive until the fourth anniversary of the Closing Date, and (iii) the representations and warranties of Seller in Section 3.19 shall survive until the sixtieth (60th) day after the applicable statute of limitations. The parties expressly acknowledge and agree that the provisions of this Section 8.1 are, where applicable, intended to shorten the statute of limitations with respect to the breach by either party of any of its representations and warranties set forth in this Agreement.

          Section 8.2    Indemnification. Subject to the terms, conditions and
                         ---------------
limitations set forth in this Article VIII, from and after the Closing:

               (a) Seller shall defend, indemnify and hold harmless Purchaser from and against any actual, out-of-pocket, costs or expenses (including, without limitation, reasonable attorneys' and experts' fees), judgments, fines, claims, damages and assessments (collectively, "Losses") that are imposed on Purchaser arising out of (i) any breach of any representation or warranty set forth in Article III hereof as of the Closing, (ii) the failure to perform any covenant of Seller set forth in this Agreement or the Bill of Sale, and (iii) the Excluded Liabilities.

               (b) Purchaser shall defend, indemnify and hold harmless Seller and their Affiliates from and against any Losses that are imposed on Seller arising out of (i) any breach of any representation or warranty set forth in
Article IV hereof as of the Closing, (ii) the failure to perform any covenant of Purchaser set forth in this Agreement or the Instrument of Assumption and (iii) the Assumed Liabilities.

          Section 8.3    Limitation of Liability.
                         -----------------------

               (a) Anything in this Agreement to the contrary notwithstanding, the liability of the Indemnifying Party to indemnify the Indemnified Party against any Losses shall be limited to claims for indemnification with respect to which the Indemnified Party has given to the Indemnifying Party written notice thereof at or prior to the applicable survival date as set forth in
Section 8.1. The written notice referred to in the previous sentence must state the basis of the claim for indemnification with reasonable specificity, including the Section or Sections of this Agreement alleged to have been breached.

               (b) In no event shall Seller, on the one hand, or Purchaser, on the other hand, be liable for indemnification pursuant to Section 8.2(a) (i) or
(ii) or 8.2(b) (i) or (ii) unless and until the aggregate of all Losses which are incurred or suffered by the party seeking indemnification exceeds Two Hundred Fifty Thousand Dollars ($250,000), in which case such party shall only be entitled to indemnification for such Losses in excess of Two Hundred Fifty Thousand Dollars $250,000; provided, however, that, in the absence of fraud,
                           --------  -------
neither Seller, on the one hand, nor Purchaser, on the other hand, shall be required to make payments for indemnification pursuant to Section 8.2(a) (i) or
(ii) or Section 8.2(b) (i) or (ii) in an aggregate amount in excess of the Purchase Price.

               (c) Notwithstanding anything to the contrary in this Agreement, Seller shall not be liable for any Losses to the extent that the Losses suffered by any Purchaser result from any tortious act or omission by Purchaser or its Affiliates, officers, employees, agents or representatives or to the extent that Purchaser or its Affiliates, officers, employees, agents or representatives fail to take reasonable and prudent action to mitigate any Losses.

               (d) In calculating amounts payable to an Indemnified Party, the amount of the indemnified Losses shall be computed net of (i) payments that the Indemnified Party is entitled to receive under any insurance policy with respect to such Losses, (ii) any prior or subsequent recovery by the

Indemnified Party from any Person with respect to such Losses and (iii) any Tax benefit and/or detriment to the Indemnified Party with respect to such Losses.

          Section 8.4    Indemnification Procedures. All claims for
                         --------------------------
indemnification by any party entitled to indemnification under this Article VIII (an "Indemnified Party") based on or arising from a third party claim shall be asserted and resolved as set forth in this Section 8.4. In the event that any claim or demand by a third party for which a party (the "Indemnifying Party") may be required to indemnify the Indemnified Party hereunder (a "Claim") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify the Indemnifying Party in writing of such Claim and the amount or the estimated amount thereof to the extent then feasible as well as the basis, in reasonable detail, of why the Indemnified Party believes that it is entitled to Indemnification hereunder (the "Claim Notice"). The failure on the part of the Indemnified Party to give any such Claim Notice in a reasonably prompt manner shall not relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is substantially prejudiced thereby. The Indemnifying Party shall have 30 days from delivery of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party elects to defend the Indemnified Party against such Claim; and prior to such time as it has been notified by the Indemnifying Party as to its intention, the Indemnified Party shall take all reasonable actions to preserve its defenses. Election of the Indemnifying Party to defend a Claim shall not be construed to be an admission as to liability for indemnification hereunder. The foregoing sentence shall not be construed to reduce liability for indemnification otherwise required hereunder. All costs and expenses incurred by the Indemnifying Party in defending such Claim shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however,
                                                            --------  -------
that the amount of such costs and expenses that shall be a liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in
Section 8.3 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle, admit or in any other way materially prejudice a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party unless the Indemnifying Party elects not to defend the Indemnified Party against such Claim. The Indemnifying Party may, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action or consent to the entry of any judgment; provided, however that in connection with such settlement, compromise or entry of judgment the Indemnified Party is fully released from such action or claim. Notwithstanding the foregoing, the Indemnified Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has agreed in writing to waive its right to indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, then the Indemnified Party shall defend such Claim by appropriate proceedings and shall control the defense of such Claim, and in such case may, with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld) settle or compromise such action or consent to the entry of any judgment. The amount required to be paid in respect of any such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 8.3. The Indemnified Party will give the Indemnifying Party and its counsel reasonable access to the personnel, business records and other documents within the possession of the Indemnified Party or its Affiliates, and shall permit them to consult with the counsel and other advisors of the Indemnified Party. The Indemnified Party, if requested by the Indemnifying Party shall cooperate and assist in the defense of all such Claims, and the Indemnifying Party shall reimburse the Indemnified Party for its reasonable expenses to third parties in connection with such cooperation and assistance.

          Section 8.5    Other Matters.
                         -------------

               (a) If the Closing shall occur, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy of Seller and Purchaser for any breach of any covenants, representations or warranties made by the other party in this Agreement. Except for a claim pursuant to Section 5.11(c), each party hereby waives all statutory, common law and other claims with respect thereto, other than claims for indemnification pursuant to this
Article VIII; provided, however, that the foregoing shall not apply to any
              --------  -------
claim seeking money damages for an event that results from fraud by a party.

               (b) There shall be no indemnification by Seller or Purchaser for any special, incidental, punitive or consequential damages.

               (c) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article VIII, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party or its Affiliates may have against any other Persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party or its Affiliates may have.

               (d) Any indemnification payment by Seller pursuant to Section 8.2(a)(i) or (ii) shall be treated as an adjustment to the Purchase Price hereunder.

               (e) In no event will there be any indemnification with respect to the adjustment of the Purchase Price pursuant to Section 2.6 hereof.

          Section 8.6    No Right to Set-Off. Purchaser shall have no right to
                         -------------------
set-off any amount that it has claimed or to which it may be entitled under this
Article VIII or otherwise against any amounts payable to Seller by Purchaser under this Agreement, including amounts payable by Purchaser to Seller under
Section 2.6 hereof.


                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1    Notices. All notices and other communications hereunder
                         -------
shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or transmitted by facsimile (with confirmation of transmittal) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Seller, to:

                   QuadraMed Corporation and
                   QuadraMed Operating Corporation
                   22 Pelican Way
                   San Rafael, California 94901
                   Telephone: (415) 482-2100
                   Facsimile: (415) 455-1468
                   Attention: Mark N. Thomas,
                      Chief Financial Officer

                   with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   4 Times Square
                   New York, New York  10036
                   Telephone: (212) 735-3000
                   Facsimile: (212) 735-2000
                   Attention: Paul T. Schnell, Esq.

               (b)  if to Purchaser, to:

                   OAO Technology Solutions
                   OAO Transition, LLC
                   7500 Greenway Center Drive, 16th Floor
                   Greenbelt, MD 20770-3522
                   Telephone: (301) 486-2402
                   Facsimile: (301) 486-2482
                   Attention: J. Jeffrey Fox
                      Chief Financial Officer

                   with a copy to:

                   Venable, Baetjer, Howard & Civiletti, LLP
                   1201 New York Avenue, NW
                   Suite 1000
                   Washington, DC 20005
                   Telephone: (202) 216-8535
                   Facsimile: (202) 962-8300
                   Attention: Paul T. Kaplun, Esq.

          Section 9.2    Descriptive Headings. The descriptive headings herein
                         --------------------
are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 9.3    Counterparts. This Agreement may be executed in two
                         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          Section 9.4    Entire Agreement. This Agreement, the exhibits and
                         ----------------
schedules hereto, the Bill of Sale and the Instrument of Assumption constitute the entire agreement, and except with respect to the Confidentiality Agreement, supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


          Section 9.5    Fees and Expenses. Regardless of whether or not the
                         -----------------
transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

          Section 9.6    Governing Law. This Agreement shall be governed and
                         -------------
construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section

9.1 shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or of the United States of America and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

          Section 9.7    Specific Performance. The parties hereto agree that if
                         --------------------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 9.8    Assignment. Neither this Agreement nor any of the
                         ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party or parties.

          Section 9.9    Parties in Interest. This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of the parties hereto their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 9.10   Knowledge. For purposes of this Agreement, "Knowledge"
                         ---------
of Seller shall mean the actual knowledge of each of the representatives of Seller set forth on Schedule 9.10 hereto and any information which each of such
                    -------------
representatives should have known upon execution of this Agreement and at the Closing Date if they exercised prudent business judgement in the discharge of their duties in connection with the management and operation of the Business.

          Section 9.11   Interpretation. In the event of an ambiguity or
                         --------------
question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 9.12   Severability. In the event that any one or more of the
                         ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such
--------  -------
provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          Section 9.13   Payments. All payments required to be made pursuant to
                         --------
this Agreement shall be made in U.S. dollars in the form of cash or by wire transfer of immediately available funds to an account designated by the party receiving such payment.

          Section 9.14   Amendment. This Agreement may be amended and any
                         ---------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a party hereto only if such amendment or waiver is set forth in writing executed by such party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

          Section 9.15   Gender. Unless the context clearly indicates otherwise,
                         ------
where appropriate the singular shall include the plural, and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give
                                    ---- -----
the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

          Section 9.16   Delivery by Facsimile. This Agreement and any
                         ---------------------
Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or by any other Person, each party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation of any agreement and each such party forever waives any such defense.

          Section 9.17   Joint and Several Liability. Any and all
                         ---------------------------
representations, warranties and covenants and agreements by QuadraMed and/or QuadraMed Operating Corporation as "Seller", on the one hand, and by OAO and/or OAO Transition as "Purchaser" on the other hand, shall be made on a joint and several basis.

          Section 9.18   Construction. The language in this Agreement shall be
                         ------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person. Any reference to any federal, state, local or foreign statute or law shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The parties hereto intend that the representations, warranties, covenants and agreements contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, covenant or agreement.

          Section 9.19   Risk of Loss. Seller hereby assumes all risk of loss,
                         ------------
damage and destruction to all or any part of the Conveyed Assets until and including the Closing Date from any cause whatsoever, whether or not they are insured therefor, including without limitation, fire, flood, accident, acts of god, earthquake, insurrection, riot or other causes commonly referred to as force majeure.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        QUADRAMED CORPORATION


                                        By: ________________________________
                                             Name:  Michael H. Lanza
                                             Title: Executive Vice President



                                        QUADRAMED OPERATING CORPORATION


                                        By: ________________________________
                                             Name:  Michael H. Lanza
                                             Title: Executive Vice President


                                        OAO TECHNOLOGY SOLUTIONS, INC.


                                        By: ________________________________
                                             Name:  Gregory A. Pratt
                                             Title: Chief Executive Officer


                                        OAO TRANSITION, LLC
                                        By: OAO Technology Solutions, Inc.,
                                        its managing member


                                        By: ________________________________
                                             Name:  Gregory A. Pratt
                                             Title: Chief Executive Officer

       _________________________________________________________________

                                   EXHIBIT A

                           INSTRUMENT OF ASSUMPTION

     This Instrument of Assumption (this "Instrument"), dated as of this __th day of ____, 2001, from OAO Transition, LLC, a Delaware limited liability company ("OAO Transition") and OAO Technology Solutions, Inc., a Delaware corporation ("OAO" and, together with OAO Transition, "Purchaser"), to QuadraMed Corporation, a Delaware corporation ("QuadraMed") and QuadraMed Operating Corporation, a Delaware corporation ("QuadraMed Operating Corporation" and, together with QuadraMed, "Seller").

     Seller and Purchaser have entered into that certain asset purchase agreement, dated as of August __, 2001 (the "Purchase Agreement").

     Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

     In connection with the Purchase Agreement, Purchaser hereby assumes and agrees to assume, pay, perform, satisfy and otherwise discharge the Assumed Liabilities pursuant to the terms and conditions of the Purchase Agreement.

     Nothing in this Instrument, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than Seller and its successors and any permitted assigns, any remedy or claim under or by reason of this Instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this Instrument contained shall be for the sole and exclusive benefit of Seller and its successors and assigns.

     This Instrument shall be binding upon and enforceable against Purchaser, its successors and assigns, and will inure to the benefit of Seller and its successors and assigns.

     This Instrument shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

       _________________________________________________________________

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

OAO TRANSITION, LLC,
a Delaware limited liability company

By: OAO Technology Solutions, Inc.,
its managing member


____________________________
Name::
Title:

OAO TECHNOLOGY SOLUTIONS, INC.,
a Delaware corporation

____________________________
Name::
Title:

       _________________________________________________________________

                                   EXHIBIT B

                                 BILL OF SALE

PARTIES: QuadraMed Corporation, a Delaware corporation, and QuadraMed Operating
         Corporation, a Delaware corporation, both located at 22 Pelican Way, San Rafael, California 94901 (collectively referred to as "Seller")

AND: OAO Technology Solutions, Inc., a Delaware corporation, and OAO Transition, LLC, a Delaware limited liability company, both located at 7500 Greenway Center Drive, 16th Floor, Greenbelt, Maryland 20770 ("Purchaser")

Seller and Purchaser have entered into that certain asset purchase agreement, dated as of August __, 2001 (the "Purchase Agreement").

Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

As of the effective date listed below, Seller, for and in consideration of the Purchase Price and other amounts to be paid pursuant to the Purchase Agreement, and the assumption by Purchaser of the Assumed Liabilities, and other good and valuable consideration paid by Purchaser, the sufficiency of which is hereby acknowledged, does by these presents:

1. Grant, bargain, sell and deliver to Purchaser, free and clear of all Liens, other than the Assumed Liabilities and Permitted Liens, all right, title and interest of Seller in and to the Assets, pursuant and subject to the terms and conditions of the Purchase Agreement.

2. To have and to hold the same to Purchaser, its successors and assigns forever.

3. The effective date of the asset transfer evidenced by this Bill of Sale shall be August ___, 2001.

4. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.


QuadraMed Corporation,                  QuadraMed Operating Corporation,
a Delaware corporation                  a Delaware corporation

By:                                     By:

Its: ______________________________     Its: ______________________________


       _________________________________________________________________